Exhibit 10.75

2010 FORMS OF EMPLOYEE PERFORMANCE UNITS AGREEMENTS

2010 Incentive Performance Units
Overall Performance Period: April 1, 2010 - December 31, 2012 (2 3/4 Years)
Performance Criteria: PNC Performance and Rankings relative to Peers with respect to Earnings per Share Growth and Return on Average Common Equity (not including goodwill) Performance
100% Vests on Final Award

THE PNC FINANCIAL SERVICES GROUP, INC.

2006 INCENTIVE AWARD PLAN

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2010-2012 INCENTIVE PERFORMANCE UNITS AGREEMENT

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GRANTEE:	< name >

GRANT DATE:	February 24, 2010

TARGET SHARE UNITS:	< whole number > Share Units

1.	Definitions.

Certain terms used in this 2010-2012 Incentive Performance Units Agreement (“Agreement”) are defined in Section 15 or elsewhere in the Agreement, and such definitions will apply except where the context otherwise indicates.

In the Agreement, “PNC” means The PNC Financial Services Group, Inc., “Corporation” means PNC and its Consolidated Subsidiaries, and “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan.

2.	2010 Incentive Performance Units.

Pursuant to the Plan and subject to the terms and conditions of the Agreement, PNC grants to the grantee named above (“Grantee”) a Share-denominated incentive award opportunity of Performance Units (the “Performance Units” or the “2010 Incentive Performance Units”) with the number of target Share Units set forth above (“Target Share Units”). Performance Units are subject to acceptance by Grantee in accordance with Section 18.

The Performance Units are subject to the corporate performance conditions, employment conditions, and other terms and conditions of this Agreement and to the Plan, and to final award determination in accordance with Section 5 or Section 6, as applicable.

In general, the Performance Units are an opportunity for Grantee to receive, at the end of the applicable overall performance period, an award of Shares and, if applicable, cash Share-equivalents, based on the degree to which specified corporate performance criteria have been achieved by PNC, the applicable basic potential payout calculation schedule established by the Committee (defined in Section 15.13) for the Performance Units, and Grantee’s level of satisfaction (or deemed satisfaction) of the service requirements set forth in Section 4, including any limitations on the maximum potential payout amount that may apply in the circumstances (e.g., in the case of a qualifying retirement or death), and provided that the other conditions of the Agreement are met. Further limitations or adjustments may apply if there is an early termination or limitation of the overall performance measurement period. Awards are determined by the Committee in the absence of a Change of Control (as defined herein) and are subject to the Committee’s negative discretion.

Any Final Award (as defined in Section 15.23) authorized pursuant to the Agreement will be expressed as a number of awarded Share Units and paid in accordance with Section 7. Generally, an award will be paid in shares of PNC common stock (“Shares”) up to the same number of Shares as the number set forth above as the number of Target Share Units (which is also the maximum number of Shares, subject to capital adjustments, if any, pursuant to Section 9, that may be paid with respect to the Performance Units hereunder). To the extent, if any, that the total Final Award amount exceeds the Target Share Units number set forth above, any remainder will generally be paid in cash in an amount equal to the number of remaining awarded Share Units multiplied by the per share price of PNC common stock on the award date (sometimes referred to in the Agreement as payment in “cash Share-equivalents”).

The Agreement also provides a formula for calculation of the Final Award in the event of a Change of Control of PNC and for the form and timing of payment of any such award.

3.	Corporate Performance Conditions; Calculation of Applicable Annual Potential Payout Percentages; Adjusted Target Share Units.

3.1 Corporate Performance Conditions. The Performance Units are subject to the corporate performance conditions set forth in this Section 3.

Final Award determination by the Committee pursuant to Section 5 requires the calculation of the Final Potential Payout Percentage and the Calculated Maximum Potential Payout Amount, as defined in Section 15.24 and Section 15.7, respectively. Final Award calculation pursuant to Section 6 of the Agreement, if applicable, requires the calculation of the Change of Control Payout Percentage and the calculated final award as set forth in that section of the Agreement.

Those calculations, in turn, take into account PNC’s performance and ranking relative to its Peers with respect to two performance measures or metrics (the Performance Criteria), as measured annually and expressed as the Annual Potential Payout Percentages for the applicable covered annual performance measurement periods (which may be full or partial year periods as required by the Agreement) in the applicable overall Performance Period.

This Section 3 sets forth the performance metrics (EPS growth and ROCE performance) and how they are measured, the applicable covered performance periods, and the basic annual potential payout calculation schedule established for the Performance Units by the Committee, as well as the establishment of the Peer Group by the Committee and the manner in which PNC and its Peers will be ranked for the applicable covered performance periods based on each of the two performance metrics (EPS growth and ROCE performance), each unless and until amended prospectively by the Committee.

3.2 Performance Criteria and Performance Period. The corporate performance standards established by the Committee as the Performance Criteria for the Performance Units are PNC’s performance and ranking relative to its Peers with respect to two performance metrics — EPS growth and ROCE performance — measured as set forth in Section 3.3 below. This performance is measured annually for each applicable covered annual performance period, which may consist of a full calendar year or a shorter partial-year period as required by the Agreement, in the overall Performance Period.

The overall Performance Period is the period commencing April 1, 2010 through and including the applicable performance measurement date specified in Section 5.1 or Section 6.1 of the Agreement as applicable. Generally the overall Performance Period will cover a 2 3/4 year period, but it may be terminated early or limited in specified circumstances.

In the standard non-exceptional circumstances as specified in Section 5.1(a), the applicable performance measurement date will be December 31, 2012 and the overall Performance Period will be the 2 3/4 year period commencing April 1, 2010 through and including December 31, 2012, consisting of the following three covered annual performance measurement periods: (1) the partial year period commencing April 1, 2010 through and including December 31, 2010; (2) the full year period commencing January 1, 2011 through and including December 31, 2011; and (3) the full year period commencing January 1, 2012 through and including December 31, 2012.

If the overall Performance Period is terminated early or limited pursuant to the terms of the Agreement, the applicable overall Performance Period will be the period commencing April 1, 2010 through and including the performance measurement date as specified in the Agreement as applicable in such circumstances. The final covered annual performance measurement period in such overall Performance Period will be the one ending on the performance measurement date specified in the Agreement as applicable in such circumstances. Thus the number of applicable covered annual performance measurement periods will be one, two or three, as the case may be.

3.3	Peer Group; Rankings; and Performance Metrics.

(a) Peer Group. The Peer Group, as defined in Section 15.29, is determined by the Committee and may be reset by the Committee annually but no later than the 90th day of that year. Performance measurements for a given covered performance period will be made with respect to the Peers in the Peer Group as they exist on the last day of that covered period taking into account Peer name changes and the elimination from the Peer Group of any members that have been eliminated since the beginning of the year due, for example, to consolidations, mergers or other material corporate reorganizations.

Unless and until reset prospectively by the Committee, the Peer Group will consist of the following members: PNC; BB&T Corporation; Bank of America Corporation; Capital One Financial, Inc.; Comerica Inc.; Fifth Third Bancorp; JPMorgan Chase; KeyCorp; M&T Bank; Regions Financial Corporation; SunTrust Banks, Inc.; U.S. Bancorp; and Wells Fargo & Co.

(b) Rankings. The performance of PNC and each of the other Peers, as such Peer Group exists as of the last day of a given covered period, is measured for the given covered performance period with respect to each of the two performance metrics — EPS growth and ROCE performance — as set forth in Section 3.3(c) below. This performance is measured annually for each applicable covered annual performance period (which may consist of a full calendar year or a shorter partial-year period as required by the Agreement) in the applicable overall Performance Period.

After measuring EPS growth and ROCE performance for PNC and its Peers for the covered performance period with respect to a given year, PNC and its Peers will be ranked for that covered period based on their respective EPS growth performances and on their respective ROCE performances, in each case as adjusted as set forth in the following paragraph.

Rankings Adjustments. When ranking PNC’s and the other Peers’ EPS growth and ROCE performance for a given covered performance period, a Peer that had positive adjusted earnings (as set forth in Section 3.3(c) below) for that covered year or partial year period will be ranked above any Peer that had a loss (i.e., negative adjusted earnings) for that covered year or partial year period or, for purposes of the EPS growth metric, that had a loss either for that covered period or for the comparable period of the comparison year.

(c) Performance Metrics. The Committee has determined that the metrics for measuring performance for each applicable covered annual performance measurement period in the overall Performance Period, whether the given covered period consists of a full calendar year or a shorter partial-year period as required by the Agreement, will be EPS growth and ROCE performance measured as set forth herein unless and until amended prospectively by the Committee.

“EPS growth” with respect to a given year means the growth or decline, as the case may be, in EPS achieved by PNC or other Peer for the given covered period of that year as compared to EPS for the comparable period of the prior calendar year, expressed as a percentage (with a positive percentage for growth over the comparable prior year period EPS and a negative percentage for decline from the comparable prior year period EPS, as the case may be) rounded to the nearest one-hundredth (e.g., 0.00%, with 0.005% being rounded upward to 0.01%). “EPS” for this purpose means the publicly-reported diluted earnings per share of PNC or other Peer for the given covered period or period of comparison, as the case may be, in each case as adjusted, on an after-tax basis, as described below, rounded to the nearest cent (with $0.005 being rounded upward to $0.01).

“ROCE performance” with respect to a given year means the ROCE achieved by PNC or other Peer for the given covered period of that year and may be a positive or negative return, as the case may be. “ROCE” for this purpose means the publicly-reported return on average common shareholders’ equity of PNC or other Peer for the given covered period of the year, as adjusted, on an after-tax basis, as described below, expressed as a percentage rounded to the nearest one-hundredth (e.g., 0.00%, with 0.005% being rounded upward to 0.01%).

EPS and ROCE Adjustments. For purposes of measuring EPS growth and ROCE performance for PNC and the other Peers for the 2010 Incentive Performance Units calculations, publicly-reported performance results will be adjusted, on an after-tax basis, for the impact of any of the following where such impact occurs during the covered period of a given year in the applicable overall Performance Period or, where applicable for purposes of the EPS growth metric, during the prior year comparison period for a given year:

•	extraordinary items (as such term is used under GAAP);

•	items resulting from a change in tax law;

•	discontinued operations (such as PNC Global Investment Servicing in PNC’s case, including gain on sale);

•	acquisition costs and merger integration costs;

•

any costs or expense arising from specified Visa litigation (including Visa-litigation-related expenses/charges recorded for obligations to Visa with respect to the costs of specified litigation or the gains/reversal of expense recognized in connection with such obligations) and any other gains recognized on the redemption or sale of Visa shares as applicable;

•	acceleration of the accretion of any remaining issuance discount in connection with the redemption of TARP preferred stock;

•

and, in PNC’s case, the net impact on PNC of significant gains or losses related to BlackRock transactions, such as adjusting 2009 comparison period results for purposes of the 2010 covered performance period EPS growth comparison to exclude the 4th quarter 2009 gain related to BlackRock’s acquisition of Barclays Global Investors.

In the case of the EPS growth metric, there will be an additional adjustment for the impact of any stock splits (whether in the form of a stock split or a stock dividend). In the case of the ROCE performance metric, there will be an additional adjustment for the impact of any goodwill.

All of these adjustments will be made, with respect to both PNC and the other Peers, on the basis of, and only where such amounts can be reasonably determined from, publicly-disclosed financial information. After-tax adjustments for PNC and the other Peers will be calculated using the same methodology for making such adjustments on an after-tax basis.

The Committee may also take into account other adjustments applied on a consistent basis to the EPS or ROCE of each member of the Peer Group but only if the effect of such adjustment or adjustments would be to reduce the calculated potential award payout amounts in making its final award payout determinations.

3.4 Annual Potential Payout Calculation Schedule; Calculation of Applicable Annual Potential Payout Percentages. The Committee also establishes the applicable Annual Potential Payout Calculation Schedule (as defined in Section 15.2) for the Performance Units. Unless and until amended prospectively by the Committee, the Schedule established by the Committee at the time it authorized the Performance Units that accompanies the Agreement shall be applied in order to determine the Annual Potential Payout Percentage (as defined in Section 15.3) for each of the applicable covered annual performance measurement periods in the applicable overall Performance Period.

For each applicable covered annual performance period (which may consist of a full calendar year or a shorter partial-year period as required by the Agreement), PNC will measure EPS growth and ROCE performance for the covered period with respect to that year for PNC and for each other member of the applicable Peer Group as of the end of the covered period and will calculate the relative rankings of PNC and the other Peers with respect to each performance metric for the covered period with respect to that given year, all as set forth in Section 3.3.

Once PNC and other Peer EPS growth and ROCE performance and rankings have been measured and calculated for a given covered annual performance measurement period in accordance with Section 3.3, the applicable Schedule (as defined in Section 15.2) will be applied (1) to generate a payout percentage for each metric for that given year based on such relative covered period performance, and then (2) to generate the final Annual Potential Payout Percentage for that given year giving equal weight to each performance metric. Such results will be presented to the Committee.

As described in Section 3.1 above, the Annual Potential Payout Percentages for the applicable covered performance periods in the applicable overall Performance Period are taken into account as part of the Final Award determination process by the Committee as set forth in Section 5 or the Final Award calculation pursuant to Section 6 of the Agreement, as applicable.

3.5 Adjusted Target Share Units. Generally, the maximum size of any Final Award that Grantee may receive pursuant to the Agreement will be expressed as a specified number of Share Units and will be a percentage of the dividend-adjusted Target Share Units. The applicable percentage is calculated in accordance with Section 5 or Section 6, as the case may be, and takes into account the degree to which corporate performance criteria have been achieved and service requirements have been met. In most cases, there are further limitations set forth in those Sections on the maximum size of an award that may be made to a former employee, if any. Dividend-adjusted Target Share Units reflect adjustments for phantom dividends on target share units converted to additional target share units. The calculation of dividend-adjusted target share units is described below.

As used in the Agreement, “Adjusted Target Share Units” means the number of Share Units equal to the Target Share Units (i.e., the number of Share Units specified on page 1 of the Agreement as the Target Share Units, subject to capital adjustments pursuant to Section 9 if any) as adjusted for the addition of all Dividend Adjustment Share Units accrued through the date specified by the applicable Section of the Agreement. Generally, dividend adjustments are calculated through December 31, 2012 unless an earlier date is specified in Section 5.1 or Section 6.1 of the Agreement as applicable (e.g., in the case of a qualifying Retirement or a Change of Control prior to December 31, 2012).

“Dividend Adjustment Share Units” are calculated as follows. For each PNC common stock cash dividend payment date that occurs during the period beginning on April 1, 2010 through and including December 31, 2012 (or, if earlier and if so required by the Agreement, through the date so specified by the Agreement), there will be added as of that dividend payment date to the number of Adjusted Target Share Units a number of Share Units (including fractional Share Units computed to six decimal places) equal to (i) the amount of the cash dividends that would have been paid on that dividend payment date on the target number of share units, as adjusted for all previous additions to such target number pursuant to this paragraph up to that date, had each such Share Unit been an issued and outstanding share of PNC common stock on the record date for such dividend, divided by (ii) the Fair Market Value of a share of PNC common stock on that dividend payment date. The addition of Dividend Adjustment Share Units is subject to any applicable Plan limits. Cumulatively, these additional Share Units are referred to as the “Dividend Adjustment Share Units,” and the Target Share Units as adjusted for the addition of all accrued Dividend Adjustment Share Units are referred to as the “Adjusted Target Share Units.”

4.	Grantee Service Requirements and Limitation of Potential Award; Early Termination of Performance Units.

4.1 Eligibility for an Award; Employment Conditions and Early Termination of Performance Units. The Performance Units are subject to the employment conditions set forth in this Section 4.

Grantee will not be eligible to receive a Final Award unless the Performance Units remain outstanding on the Committee-determined Award Date (as defined in Section 15.5) or as of the end of the day immediately preceding the day on which a Change of Control occurs, if earlier.

The Performance Units will automatically terminate on Grantee’s Termination Date (as defined in Section 15.46) unless an exception is available as set forth in Section 4.2, Section 4.3, Section 4.4 or Section 4.5. Where one or more of the conditions to an exception are post-employment conditions, the Performance Units will terminate upon the failure of any of those conditions.

In the event that Grantee’s employment is terminated by the Corporation for Cause (as defined in Section 15.8), the Performance Units will automatically terminate on Grantee’s Termination Date whether or not the termination might otherwise have qualified for an exception as a Retirement or a Disability termination pursuant to Section 4.3 or Section 4.4.

In the limited circumstances where the Performance Units remain outstanding notwithstanding Grantee’s termination of employment with the Corporation, Grantee will be eligible for consideration for an award, subject to limitation as set forth in the applicable section of the Agreement. Said award, if any, will be determined and payable at the same time as the awards of those 2010 Incentive Performance Units grantees who remain Corporation employees, except that in the case of death, the determination and payment of said award, if any, shall be accelerated if so indicated in accordance with the applicable provisions of Section 5 or Section 6, as applicable, and Section 7.

Any award that the Committee may determine to make after Grantee’s death will be paid to Grantee’s legal representative, as determined in good faith by the Committee, in accordance with Section 10.

Notwithstanding anything in Section 4 or Section 5 to the contrary, if a Change of Control (as defined in Section 15.10) occurs prior to the time the Committee makes a Final Award determination pursuant to Section 5.2 (that is, prior to the Committee-determined Award Date), an award will be determined in accordance with Section 6.

4.2 Death While an Employee. If Grantee dies while an employee of the Corporation and prior to the Committee-determined Award Date, the Performance Units will remain outstanding and Grantee will be eligible for consideration for a prorated award calculated in accordance with Section 5.1(b), with an applicable performance measurement date (as defined in Section 5.1) of the earlier of the last day of the calendar year in which the death occurred and December 31, 2012, and with adjustments to Adjusted Target Share Units calculated through that December 31st, and payable in accordance with Section 7.

Any such award will be subject to Committee determination pursuant to Section 5.2, and may be reduced or eliminated by the Committee in the exercise of its negative discretion unless such determination occurs during a Change of Control Coverage Period (as defined in Section 15.11) or a Change of Control has occurred.

In the event that a Change of Control occurs after the time Grantee died but prior to the time the Committee makes an award determination with respect to Grantee (either to award a specified amount or not to authorize any award), an award will be deemed to be made pursuant to Section 6, calculated as specified in Section 6.1(b) and payable in accordance with Section 7.

4.3 Qualifying Retirement. If Grantee Retires (as defined in Section 15.38) prior to the Committee-determined Award Date and the termination of employment is not also a termination by the Corporation for Cause, the Performance Units will remain outstanding post-employment; provided, however, that PNC may terminate the Performance Units at any time prior to the Award Date, other than during a Change of Control Coverage Period or after the occurrence of a Change of Control, upon determination that Grantee has engaged in Detrimental Conduct (as defined in Section 15.18). If Grantee is Disabled (as defined in Section 15.19) at the time of Retirement and Section 4.4 is also applicable to Grantee, that subsection will govern rather than this Section 4.3.

Provided that the Performance Units have not been terminated prior to the award date for Detrimental Conduct and are still outstanding at that time, Grantee will be eligible for Committee consideration of a prorated award at the time that awards are considered for those 2010 Incentive Performance Units grantees who remain Corporation employees, calculated in accordance with Section 5.1(c) with a performance measurement date of the last day of the last full quarter completed on or prior to Grantee’s Retirement date, but in no event later than December 31, 2012, and with adjustments to Adjusted Target Share Units calculated through that same performance measurement date, and payable in accordance with Section 7.

Any such award will be subject to Committee determination pursuant to Section 5.2, and may be reduced or eliminated by the Committee in the exercise of its negative discretion unless such determination occurs during a Change of Control Coverage Period or a Change of Control has occurred.

If Grantee dies after a qualifying Retirement but before the time set forth above for consideration of an award and provided that the Performance Units have not been terminated for Detrimental Conduct and are still outstanding at the time of Grantee’s death, the Committee may consider an award for Grantee and make an award determination with respect to Grantee (either to award a specified amount or not to authorize any award). Any such award determination will be made and such award, if any, will be calculated in accordance with Section 5.1(c) as described above but will be paid in accordance with Section 7 during the calendar year immediately following the year in which Grantee’s death occurs, if the death occurs on or prior to December 31, 2012, or in 2013 if the death occurs in 2013 but prior to the Award Date.

In the event that a Change of Control occurs prior to the time the Committee makes an award determination with respect to Grantee (either to award a specified amount or not to authorize an award), an award will be deemed to be made pursuant to Section 6, calculated as specified in Section 6.1(c) and payable in accordance with Section 7.

4.4 Qualifying Disability Termination. If Grantee’s employment with the Corporation is terminated by reason of Disability (as defined in Section 15.19) prior to the Committee-determined Award Date and the termination of employment is not also a termination by the Corporation for Cause, the Performance Units will remain outstanding post-employment; provided, however, that PNC may terminate the Performance Units at any time prior to the Award Date, other than during a Change of Control Coverage Period or after the occurrence of a Change of Control, upon determination that Grantee has engaged in Detrimental Conduct (as defined in Section 15.18).

Provided that the Performance Units are still outstanding at that time, Grantee will be eligible for Committee consideration of a full award at the time that awards are considered for those 2010 Incentive Performance Units grantees who remain Corporation employees, calculated in accordance with Section 5.1(d) and payable in accordance with Section 7.

Any such award will be subject to Committee determination pursuant to Section 5.2, and may be reduced or eliminated by the Committee in the exercise of its negative discretion unless such determination occurs during a Change of Control Coverage Period or a Change of Control has occurred. Although Grantee will be eligible for consideration for a full award (Standard Payout Calculation) at the scheduled time, it is anticipated that the Committee will take into account the timing and circumstances of the Disability when deciding whether and the extent to which to exercise its negative discretion.

If Grantee dies after a qualifying Disability termination but before the time set forth above for consideration of an award and provided that the Performance Units have not been terminated for Detrimental Conduct and are still outstanding at the time of Grantee’s death, the Committee may consider an award for Grantee and make an award determination with respect to Grantee (either to award a specified amount or not to authorize any award). Any such award determination will be made and such award, if any, will be paid in accordance with Section 7 during the calendar year immediately following the year in which Grantee’s death occurs, if the death occurs on or prior to December 31, 2012, or in 2013 if the death occurs in 2013 but prior to the Award Date; provided, however, that the maximum award that may be approved in these circumstances is the award that could have been authorized had Grantee died while an employee of the Corporation.

In the event that a Change of Control occurs prior to the time the Committee makes an award determination with respect to Grantee (either to award a specified amount or not to authorize an award), an award will be deemed to be made pursuant to Section 6, calculated as specified in Section 6.1(d) and payable in accordance with Section 7.

4.5 Qualifying Termination in Anticipation of a Change of Control. If Grantee’s employment with the Corporation is terminated by the Corporation prior to the Award Date and such termination is an Anticipatory Termination as defined in Section 15.4, then (i) the Performance Units will remain outstanding notwithstanding Grantee’s termination of employment with the Corporation, (ii) the Performance Units will not be subject to termination for Detrimental Conduct, and (iii) Grantee will be eligible for consideration for an award pursuant to Section 5.2, calculated in accordance with Section 5.1(e), or will receive an award pursuant to Section 6, calculated as specified in Section 6.1(e), as applicable. Any such award will be payable in accordance with Section 7.

If Grantee dies while eligible to receive an award pursuant to this Section 4.5 but prior to the time the Committee makes an award determination pursuant to Section 5.2 or a Change of Control occurs, Grantee will be eligible for Committee consideration of an award of up to the greater of the award Grantee could have received had he or she died while an employee of the Corporation or an award determined as set forth in Section 5.1(e). If Grantee dies while eligible to receive an award pursuant to this Section 4.5 but a Change of Control occurs prior to the time the Committee makes an award determination pursuant to Section 5.2, Grantee will be deemed to receive an award in accordance with Section 6.1(e).

5.	Certification of Performance Results; Calculation of Maximum Potential Payout Amount; and Final Award Determination.

5.1 Certification of Level of Achievement of Corporate Performance with respect to Performance Criteria; Calculation of Final Potential Payout Percentage and Calculated Maximum Potential Payout Amount. As soon as practicable after December 31, 2012, or after the earlier relevant date if the applicable performance measurement date and potential award date are earlier under the circumstances, PNC will present information to the Committee concerning the following: (1) the levels of EPS growth and ROCE performance achieved by PNC and the other members of the applicable Peer Group and the relative rankings of PNC and the other Peers with respect to such performance metrics for each of the applicable covered annual performance periods for which performance is being measured under the circumstances; (2) the Annual Potential Payout Percentages for such covered performance periods generated in accordance with the Schedule, giving equal weight to each performance metric; and (3) the Final Potential Payout Percentage applicable under the circumstances, calculated as set forth in Section 15.24.

Subsections (a), (b), (c), (d) and (e) below set forth additional criteria for the certifications and calculations to be made pursuant to this Section 5.1 under varying circumstances.

The last day of the applicable performance measurement period is sometimes referred to as the “performance measurement date.” The time when the certification, calculation and Final Award determination process will take place is sometimes referred to as the “scheduled award-determination period,” and the date when a Final Award, if any, is determined and made by the Committee is sometimes referred to as the “Committee-determined Award Date” (as set forth in Section 15.5).

Notwithstanding anything in this Section 5 to the contrary, if a Change of Control has occurred, Section 6 will apply.

(a) Non-Exceptional Circumstances – Standard Payout Calculation. Provided that Grantee remains an employee of the Corporation and the Performance Units remain outstanding such that Grantee remains eligible for consideration for an award, and that a Change of Control has not occurred, the overall Performance Period will run from April 1, 2010 through December 31, 2012 and the process of certification of the levels of achievement of corporate performance with respect to the Performance Criteria, the calculation of the Final Potential Payout Percentage and the Calculated Maximum Potential Payout Amount, and the determination of the Final Award, if any, will occur in early 2013.

Under the circumstances set forth in this subsection (a) above (“non-exceptional circumstances”), PNC will present information to the Committee for purposes of this Section 5.1 on the following basis:

(i) the applicable performance measurement date will be December 31, 2012;

(ii) the applicable overall Performance Period will be the period beginning on April 1, 2010 and ending on December 31, 2012, and will consist of the partial year covered annual performance period from April 1, 2010 through December 31, 2010 and the full calendar year covered annual performance periods from January 1, 2011 through December 31, 2011 and from January 1, 2012 through December 31, 2012;

(iii) the applicable Final Potential Payout Percentage will be the percentage that is the weighted average of the Annual Potential Payout Percentages for the partial year covered annual performance period for 2010 and the full calendar year covered annual performance periods for 2011 and 2012, calculated as set forth in Section 15.24, but in no event greater than 200%;

(iv) the applicable Calculated Maximum Potential Payout Amount will be the number of Share Units equal to the applicable Final Potential Payout Percentage of the Adjusted Target Share Units, with adjustments calculated through December 31, 2012; and

(v) the scheduled award-determination period will occur in early 2013.

(b) Death While an Employee. In the event that Grantee dies while an employee of the Corporation and prior to the regularly scheduled award date for non-exceptional circumstances in early 2013 and the Performance Units remain outstanding pursuant to Section 4.2, PNC will present information to the Committee for purposes of this Section 5.1 on the following basis:

(i) the applicable performance measurement date will be the earlier of the last day of the calendar year in which the death occurred and December 31, 2012;

(ii) the applicable overall Performance Period will be the period beginning on April 1, 2010 and ending on the December 31st that is the applicable performance measurement date, and will consist of the partial year covered annual performance period from April 1, 2010 through December 31, 2010 and, if the applicable performance measurement date is later than December 31, 2010, the one or two full calendar year covered annual performance periods for 2011 or for 2011 and 2012, as the case may be, in that period;

(iii) the applicable Final Potential Payout Percentage will be the percentage that is the weighted average of the Annual Potential Payout Percentages for the one, two or three covered annual performance periods, as the case may be, in the applicable overall Performance Period specified above, calculated as set forth in Section 15.24, but in no event greater than 200%;

(iv) the applicable Calculated Maximum Potential Payout Amount will be the number of Share Units equal to (x) the applicable Final Potential Payout Percentage of the Adjusted Target Share Units, with adjustments calculated through the December 31st that is the applicable performance measurement date, then (y) prorated (as defined in Section 15.36) based on the number of full quarters in the applicable overall Performance Period specified above, including through December 31st of the year of death if prior to 2013; and

(v) the scheduled award-determination period will occur during the year immediately following the year in which Grantee died (i.e., early in 2011, 2012, or 2013, as the case may be) unless Grantee dies after December 31, 2012 but prior to the award date, in which case the scheduled award-determination period will occur in 2013.

(c) Qualifying Retirement. In the event that Grantee Retires prior to the regularly scheduled award date for non-exceptional circumstances in early 2013 but Grantee has met the conditions for a qualifying Retirement termination set forth in Section 4.3 and the Performance Units have not been terminated by PNC prior to the award date pursuant to Section 4.3 for Detrimental Conduct and remain outstanding, PNC will present information to the Committee for purposes of this Section 5.1 on the following basis:

(i) the applicable performance measurement date will be the last day of the last full quarter completed prior to Grantee’s Retirement date or, if the Retirement date is a quarter-end date, that quarter-end date, but in no event later than December 31, 2012;

(ii) the applicable overall Performance Period will be the period beginning on April 1, 2010 and ending on the quarter-end date that is the applicable performance measurement date, and will consist of one, two or three covered periods, as the case may be, consisting of the partial covered year or years and, if any, the full covered year or years, as applicable, in that period;

(iii) the applicable Final Potential Payout Percentage will be the percentage that is the weighted average of the Annual Potential Payout Percentages for the one, two or three covered periods, as the case may be, in the applicable overall Performance Period specified above, calculated as set forth in Section 15.24;

(iv) the applicable Calculated Maximum Potential Payout Amount will be the number of Share Units equal to (x) the applicable Final Potential Payout Percentage of the Adjusted Target Share Units, with adjustments calculated through the quarter-end date that is the applicable performance measurement date, then (y) prorated (as defined in Section 15.36) based on the number of full quarters in the applicable overall Performance Period (i.e., in the period from April 1, 2010 through the quarter-end date that is the applicable performance measurement date specified above); and

(v) the scheduled award-determination period will occur in early 2013 as provided in Section 7.1, unless Grantee dies after Retirement but before the beginning of 2012, in which case the scheduled award-determination period will occur in early 2012 (if the death occurred in 2011) or early 2011 (if the death occurred in 2010), as the case may be.

In the event that Grantee is Disabled at the time of Retirement and Section 4.4 is also applicable to Grantee, then Section 5.1(d) will govern rather than this Section 5.1(c).

(d) Qualifying Disability. Except as set forth in the following paragraph, in the event that Grantee becomes Disabled prior to the regularly scheduled award date for non-exceptional circumstances in early 2013 but Grantee has met the conditions for a qualifying Disability termination set forth in Section 4.4 and the Performance Units have not been terminated by PNC prior to the award date pursuant to Section 4.4 for Detrimental Conduct and remain outstanding, PNC will present information to the Committee for purposes of this Section 5.1 for consideration of an award on the same basis as that set forth in Section 5.1(a) for a continuing employee of the Corporation, together with such information as the Committee may request concerning the timing and circumstances of the Disability. The scheduled award-determination period will occur in early 2013 as provided in Section 7.1.

If Grantee dies after a qualifying Disability termination but prior to the regularly scheduled award date and the Performance Units are still outstanding at the time of Grantee’s death, Grantee will be eligible for Committee consideration of an award at the time and up to the maximum amount of the award Grantee could have received had he or she died while an employee of the Corporation.

(e) Qualifying Termination in Anticipation of a Change of Control. In the event that Grantee’s employment with the Corporation is terminated by the Corporation prior to the regularly scheduled award date for non-exceptional circumstances in early 2013 but Grantee has met the conditions for a qualifying termination in anticipation of a Change of Control set forth in Section 4.5 and the Performance Units remain outstanding, but a Change of Control has not yet occurred, then:

(1) If a Change of Control transaction is pending at the regularly scheduled award date, the Performance Units will remain outstanding and Grantee will be eligible to receive an award pursuant to Section 5.2 on the same basis as that set forth in Section 5.1(c) for a qualifying Retiree and the Committee will have no discretion to reduce the size of such award; and

(2) If there is no Change of Control transaction pending at the regularly scheduled award date, the Performance Units will remain outstanding and the Committee will have discretion to authorize an award, pursuant to Section 5.2, to Grantee up to a maximum permitted award calculated on the same basis as that set forth in Section 5.1(c) for a qualifying Retiree, but the Committee will also have discretion to reduce the award as set forth in Section 5.2(b).

If Grantee dies after an Anticipatory Termination but prior to the time the Committee makes an award determination pursuant to Section 5.2 or a Change of Control occurs, Grantee will be eligible for Committee consideration of an award of up to the greater of the award Grantee could have received had he or she died while an employee of the Corporation and an award determined as set forth above in this Section 5.1(e).

If Grantee dies after an Anticipatory Termination but a Change of Control occurs prior to the time the Committee makes an award determination pursuant to Section 5.2, Grantee will be deemed to receive an award in accordance with Section 6.1(e).

5.2	Final Award Determination by Committee.

(a) The Committee will have the authority to award to Grantee (“award”) as a Final Award such amount, denominated as a specified number of Share Units, as may be determined by the Committee, subject to the limitations set forth in the following paragraph, provided, that, the Performance Units are still outstanding, that Grantee is either still an employee of the Corporation or qualifies for an exception to the employment condition pursuant to Section 4.2, 4.3, 4.4 or 4.5, and that the Final Potential Payout Percentage is greater than zero.

The Final Award may not exceed the applicable Calculated Maximum Potential Payout Amount, as determined in accordance with the applicable subsection of Section 5.1, and is subject to the exercise of negative discretion by the Committee pursuant to Section 5.2(b), if applicable. The Committee will not have authority to exercise negative discretion if a Change of Control Coverage Period has commenced and has not yet ended or if a Change of Control has occurred. If there has been a Change of Control, the Committee’s authority is subject to Section 6.

The date on which the Committee makes its determination as to whether or not it will authorize an award and, if so, the size of a Final Award, if any, it authorizes within the Calculated Maximum Potential Payout Amount determined pursuant to the Agreement is sometimes referred to in the Agreement as the “Committee-determined Award Date” (as set forth in Section 15.5).

Payment of the Final Award, if any, will be made in accordance with Section 7. If Grantee dies after a Final Award is determined but before payment is made, payment of the Final Award will be made to Grantee’s legal representative, as determined in good faith by the Committee, in accordance with Section 10.

(b) Except during a Change of Control Coverage Period or after the occurrence of a Change of Control, the Committee may exercise negative discretion with respect to the Performance Units and may determine, in light of such Corporation or individual performance or other factors as the Committee may deem appropriate, that notwithstanding the levels of EPS growth and/or ROCE performance and rankings achieved by PNC relative to the performance of the other members of the Peer Group, the Committee will not award Grantee the full Calculated Maximum Potential Payout Amount that the Committee is authorized to award pursuant to Section 5.2(a), or any of such amount.

If the Committee so determines to exercise its negative discretion pursuant to this Section 5.2(b), the Final Award, if any, will be reduced accordingly; provided, however, that the Committee will not have authority to exercise negative discretion if a Change of Control Coverage Period has commenced and has not yet ended or if a Change of Control has occurred.

(c) If a Change of Control occurs prior to the time the Committee makes an award determination pursuant to Section 5.2, the Final Award will be determined in accordance with Section 6 rather than being determined by the Committee pursuant to Section 5.2 and will not be subject to the Committee’s negative discretion.

6.	Change of Control Prior to a Committee-Determined Award Date.

6.1 Final Award Calculation.

Notwithstanding anything in the Agreement to the contrary, upon the occurrence of a Change of Control at any time prior to a Committee-determined Award Date pursuant to Section 5.2, (i) the overall Performance Period, if not already ended, will be limited and will end on the last day of the last full quarter completed prior to the day the Change of Control occurs, or, if the Change of Control occurs on a quarter-end date, on the day the Change of Control occurs, but in no event later than December 31, 2012, (ii) if Dividend Adjustment Share Units were otherwise still accruing at the time, no further Dividend Adjustment Share Units will accrue and be added to the number of Adjusted Target Share Units after the last day of the overall Performance Period as so limited, and (iii) Grantee will be deemed to have been awarded a Final Award in an amount determined as set forth in this Section 6, payable to Grantee or Grantee’s legal representative at the time and in the manner set forth in Section 7, provided that the Performance Units are still outstanding as of the end of the day immediately preceding the day on which the Change of Control occurs and have not already terminated or been terminated in accordance with the terms of Section 4.

If this Section 6 is applicable and a Final Award is deemed to be awarded pursuant to Section 6, the day the Change of Control occurs will be considered the Award Date for purposes of the Agreement. This date is sometimes referred to in the Agreement as the “Change-of-Control-determined Award Date” (as set forth in Section 15.5).

(a) Standard Change of Control Payout Calculation. Provided that Grantee is an employee of the Corporation and the Performance Units are still outstanding as of the end of the day immediately preceding the day on which the Change of Control occurs such that Grantee remains eligible for an award, Grantee’s Final Award will be determined as follows:

(i) the applicable performance measurement date will be the last day of the last full quarter completed prior to the day the Change of Control occurs, or, if the Change of Control occurs on a quarter-end date, the day the Change of Control occurs, but in no event later than December 31, 2012;

(ii) the applicable overall Performance Period will be the period beginning on April 1, 2010 and ending on the quarter-end date that is the applicable performance measurement date, and will consist of one, two or three covered periods, as the case may be, consisting of the partial covered year or years and, if any, the full covered year or years, as applicable, in that period;

(iii) the scheduled award-determination period will occur as soon as practicable after the occurrence of the Change of Control; and

(iv) a Final Award will be calculated in two parts (Part A and Part B), and the Final Award amount will be the sum of the amounts calculated for the Part A Award and the Part B Award as set forth below; provided, however, that the Part B Award is not applicable in the limited circumstance where the Change of Control occurs on or after December 31, 2012 and the Part A Award is not prorated.

Part A Award: The Part A Award amount will be the number of Share Units equal to:

(1) the “Change of Control Payout Percentage” (calculated as set forth below) of the Adjusted Target Share Units, with adjustments calculated through the quarter-end date that is the applicable performance measurement date specified above, then,

(2) prorated (as defined in Section 15.36) based on the number of full quarters in the applicable overall Performance Period (i.e., in the period from April 1, 2010 through the quarter-end date that is the applicable performance measurement date specified above) unless the Change of Control occurs on or after December 31, 2012. If the Change of Control occurs on or after December 31, 2012 (and therefore the applicable overall Performance Period covers a full 2 3/4 year period), proration will not apply.

The “Change of Control Payout Percentage” will be (a) or (b) below, as applicable, (but in no event greater than 200%):

(a) If the Change of Control occurs prior to December 31, 2012, such that the applicable overall Performance Period is less than 2 3/4 years, the Change of Control Payout Percentage will be the higher of (1) 100% and (2) the percentage that is the weighted average of the Annual Potential Payout Percentages for the one, two or three covered periods, as the case may be, consisting of the partial covered year or years and, if any, the full covered year or years, as applicable, in the overall Performance Period specified above in subsection (ii) of this Section 6.1(a), calculated in the same manner as the weighted average calculation set forth in Section 15.24 for an award determination made pursuant to Section 5 for such covered periods; and

(b) If the Change of Control occurs on or after December 31, 2012, the Change of Control Payout Percentage will be the weighted average of the Annual Potential Payout Percentages for all three covered annual performance measurement periods in the applicable overall Performance Period (i.e., for the partial year covered annual performance period from April 1, 2010 through December 31, 2010 and for the two full calendar year covered annual performance periods for 2011 and 2012), calculated in the same manner as the weighted average calculation set forth in Section 15.24 for an award determination made pursuant to Section 5 for such partial and full year covered periods.

Part B Award: The Part B Award amount will be the number of Share Units equal to:

(1) 100% of the Adjusted Target Share Units, with adjustments calculated through the quarter-end date that is the applicable performance measurement date specified above, multiplied by

(2) the fraction equal to 1.00 minus the fraction used for the proration by quarters in the calculation of the Part A Award above.

If the calculation of the Part A Award above does not include a proration factor, the Part B Award will not be applicable.

Grantee’s Final Award determined pursuant to this Section 6.1(a) will be paid to Grantee’s legal representative, as determined in good faith by the Committee, in accordance with Section 10 if Grantee dies after the Change of Control occurs but before this Final Award is paid.

(b) Death While an Employee. If Grantee died while an employee of the Corporation and a Final Award determination (either to award a specified amount or not to authorize any award) was made by the Committee pursuant to Section 5.2 prior to the Change of Control, no further or different award determination will be made pursuant to this Section 6.1.

In the event that Grantee died while an employee of the Corporation and qualified for consideration for an award pursuant to Section 4.2 but the Committee had not yet made an award determination (either to award a specified amount or not to authorize any award) with respect to Grantee at the time the Change of Control occurs such that Grantee remains eligible for an award, then the scheduled award-determination period will occur as soon as practicable after the occurrence of the Change of Control, and the amount of Grantee’s Final Award (payable to Grantee’s legal representative, as determined in good faith by the Committee, in accordance with Section 10) will be determined on the following basis, as applicable.

(1) If Grantee died in the calendar year prior to the year in which the Change of Control occurs but the Committee had not yet made an award determination (either to award a specified amount or not to authorize any award) with respect to Grantee at the time the Change of Control occurs, Grantee’s Final Award will be in the amount of the Calculated Maximum Potential Payout Amount determined in the same manner as set forth in Section 5.1(b) but with no Committee discretion to reduce the amount of the award.

(2) If Grantee died prior to but in the same calendar year as the Change of Control, Grantee’s Final Award will be in the amount of the award that would have been payable to Grantee pursuant to the calculations set forth in Section 6.1(a), but substituting a Part B Award of zero Share Units for any Part B Award amount calculated pursuant to that section, had Grantee not died but had been an employee of the Corporation as of the end of day immediately preceding the day the Change of Control occurred.

(c) Qualifying Retirement. In the event that Grantee Retired prior to the day the Change of Control occurs but Grantee has met the conditions for a qualifying Retirement termination set forth in Section 4.3 and the Performance Units have not been terminated by PNC prior to the Change of Control pursuant to Section 4.3 for Detrimental Conduct and are still outstanding as of the end of the day immediately preceding the day on which the Change of Control occurs such that Grantee remains eligible for an award, Grantee’s Final Award will be in the amount of the lesser of:

(1) the Calculated Maximum Potential Payout Amount determined in the same manner as set forth in Section 5.1(c) but with no Committee discretion to reduce the amount of the award; and

(2) the amount of the award that would have been payable to Grantee pursuant to the calculations set forth in Section 6.1(a), but substituting a Part B Award of zero Share Units for any Part B Award amount calculated pursuant to that section, had Grantee not Retired but had been an employee of the Corporation as of the end of the day immediately preceding the day the Change of Control occurred.

The scheduled award-determination period will occur as soon as practicable after the occurrence of the Change of Control.

If Grantee died while a qualified Retiree and a Final Award determination (either to award a specified amount or not to authorize any award) was made by the Committee pursuant to Section 5.2 prior to the Change of Control, no further or different award determination will be made pursuant to this Section 6.1.

If no such Final Award determination was made prior to the Change of Control, Grantee’s Final Award determined pursuant to this Section 6.1(c) will be paid to Grantee’s legal representative, as determined in good faith by the Committee, in accordance with Section 10.

(d) Qualifying Disability. In the event that Grantee became Disabled and Grantee’s employment with the Corporation terminated prior to the day the Change of Control occurs but Grantee has met the conditions for a qualifying Disability termination set forth in Section 4.4 and the Performance Units have not been terminated by PNC prior to the Change of Control pursuant to Section 4.4 for Detrimental Conduct and are still outstanding as of the end of the day immediately preceding the day on which the Change of Control occurs such that Grantee remains eligible for an award, Grantee’s Final Award will be in the amount of the award that would have been payable to Grantee pursuant to the calculations set forth in Section 6.1(a), but substituting a Part B Award of zero Share Units for any Part B Award amount calculated pursuant to that section, had Grantee still been an employee of the Corporation as of the end of the day immediately preceding the day the Change of Control occurred. The scheduled award-determination period will occur as soon as practicable after the occurrence of the Change of Control.

If Grantee died while qualified to receive an award and a Final Award determination (either to award a specified amount or not to authorize any award) was made by the Committee pursuant to Section 5.2 prior to the Change of Control, no further or different award determination will be made pursuant to this Section 6.1. If no such Final Award determination was made prior to the Change of Control, Grantee’s Final Award (payable to Grantee’s legal representative, as determined in good faith by the Committee, in accordance with Section 10) will be an award determined in accordance with Section 6.1(b) as if Grantee had died while an employee of the Corporation and prior to the Change of Control.

(e) Qualifying Termination in Anticipation of a Change of Control. In the event that Grantee’s employment with the Corporation was terminated by the Corporation prior to the Award Date and such termination was an Anticipatory Termination as defined in Section 15.4 and the Performance Units are still outstanding at the time the Change of Control occurs and Grantee remains eligible for an award pursuant to Section 4.5, Grantee will receive a Final Award on the following basis, as applicable.

(1) If the Change of Control occurs within three (3) months of Grantee’s Termination Date, Grantee will receive a Final Award on the same basis as a continuing employee of the Corporation as set forth in Section 6.1(a).

(2) If the Change of Control occurs more than three (3) months after Grantee’s Termination Date, Grantee will receive a Final Award on the same basis as a qualifying Retiree as set forth in Section 6.1(c).

If Grantee died while qualified to receive an award pursuant to Section 4.5 and a Final Award determination (either to award a specified amount or not to authorize any award) was made by the Committee pursuant to Section 5.2 prior to the Change of Control, no further or different award determination will be made pursuant to this Section 6.1. If no such Final Award determination was made prior to the Change of Control, Grantee’s Final Award (payable to Grantee’s legal representative, as determined in good faith by the Committee, in accordance with Section 10) will be in the same amount as the Final Award that would have been paid to Grantee pursuant to this Section 6.1(e) had Grantee still been alive on the Change-of-Control-determined Award Date.

6.2 No Committee Discretion. The Committee may not exercise any negative discretion pursuant to Section 5.2(b) or otherwise exercise discretion pursuant to the Agreement in any way that would serve to reduce an award deemed to be made to Grantee pursuant to this Section 6.

7.	Payment of Final Award; Termination of Any Unawarded Performance Units.

7.1 Payment of Final Award Determined by the Committee. Any Final Award determined by the Committee pursuant to Section 5.2 will be settled by delivery of whole Shares and, if applicable, cash Share-equivalents that together equal the number of Share Units specified in the Final Award (sometimes referred to in the Agreement as “awarded Share Units”) or as otherwise provided pursuant to Section 9 if applicable. Payment will be subject to applicable withholding taxes as set forth in Section 11.

(a) Form of Payment. Except as set forth below or as otherwise provided pursuant to Section 9 if applicable, any Final Award determined by the Committee pursuant to Section 5.2 will be settled first by delivery of a number of whole Shares equal to the number of awarded Share Units. This number of shares may not, however, exceed the number specified in the Agreement as the Target Share Units number. The Target Share Units number, which does not include any additions for Dividend Adjustment Share Units, is the maximum number of Shares, subject to capital adjustments, if any, pursuant to Section 9, that may be paid with respect to the Performance Units under the Agreement.

To the extent, if any, that the total number of awarded Share Units exceeds that maximum number of Shares, then any such excess number of awarded Share Units will be settled in cash (sometimes referred to in the Agreement as payment in “cash Share-equivalents”). This cash payment amount will be equal to the number of such remaining awarded Share Units multiplied by the Fair Market Value (as defined in Section 15.22) of a share of PNC common stock on the Committee-determined Award Date or as otherwise provided pursuant to Section 9 if applicable.

In the event that a Final Award determined by the Committee is a prorated award and is made to Grantee as a qualifying Retiree or in the event of Grantee’s death, then the form of payment of any such Final Award will be determined as follows unless otherwise provided pursuant to Section 9 if applicable. The Final Award will be settled by delivery of whole Shares up to a number of Shares equal to the product of the proration factor used in calculating the award and the number specified in the Agreement as the Target Share Units number, rounded down to the nearest whole number, and any remainder will be settled in cash as cash Share-equivalents.

(b) Timing. Determination of eligibility for an award, calculation of the maximum permitted award amount, and a decision by the Committee on whether or not to authorize an award and, if so, the size of such Final Award (the “scheduled award-determination process”) and then payment of any such Final Award will all generally occur in the first quarter of 2013 or as soon thereafter as practicable after the final Peer data necessary for the Committee to make its award determination is available.

In general, it is expected that the Award Date will occur in 2013 and no later than the end of the second quarter of that year, and that payment of a Final Award, if any, will be made as soon as practicable after the Award Date. Except as otherwise provided below, in no event will payment be made earlier than January 1, 2013 or later than December 31, 2013, other than in unusual circumstances where a further delay thereafter would be permitted under Section 409A of the Internal Revenue Code, and if such a delay is permissible, as soon as practicable within such limits.

In the event of Grantee’s death prior to the Award Date where Grantee has satisfied all of the conditions of Section 4.2, 4.3, 4.4 or 4.5 of the Agreement and otherwise meets all applicable criteria as set forth in the Agreement for consideration for an award, (a) the scheduled award-determination process will occur at the same time and in the same manner as set forth above for grantees of 2010 Incentive Performance Units who remain employees of the Corporation, provided that if the death occurs prior to 2012, the scheduled award-determination process will occur in the calendar year immediately following Grantee’s death, and (b) payment of a Final Award, if any, will be made during the calendar year immediately following the year in which Grantee died if the death occurs on or prior to December 31, 2012, or in 2013 if Grantee dies in 2013, provided, that, in no event will payment occur later than December 31st of the calendar year so specified as the year for payment, other than in unusual circumstances where a further delay thereafter would be permitted under Section 409A of the Internal Revenue Code, and if such a delay is permissible, as soon as practicable within such limits.

Otherwise, in the event that Grantee is no longer employed by the Corporation but has satisfied all of the conditions of Section 4.3, 4.4 or 4.5 of the Agreement and otherwise meets all applicable criteria as set forth in the Agreement for consideration for an award, (a) the scheduled award-determination process will occur at the same time and in the same manner as set forth above for grantees of 2010 Incentive Performance Units who remain employees of the Corporation, generally in 2013 during the first quarter of that year, and (b) once the Committee has made its award determination, payment of a Final Award, if any, will be made as soon as practicable after the Committee-determined Award Date, provided, that, in no event will payment be made earlier than January 1, 2013 or later than December 31, 2013, other than in unusual circumstances where a further delay thereafter would be permitted under Section 409A of the Internal Revenue Code, and if such a delay is permissible, as soon as practicable within such limits.

(c) Dividend Record Dates. In the event that one or more record dates for dividends on PNC common stock occur after December 31, 2012 (or, in the event of Grantee’s death prior to 2012, after the end of the applicable overall Performance Period) but before the date the Final Award, if any, is paid pursuant to this Section 7.1, PNC will make a cash payment to Grantee in an amount equivalent to the amount of the dividends Grantee would have received had the full number of Share Units specified in the Final Award, if any, been that number of shares of PNC common stock and had such shares been issued and outstanding on January 1, 2013 (or, in the event of Grantee’s death prior to 2012, on the January 1st immediately following the last day of the applicable overall Performance Period) and had remained outstanding on the record date or dates for such dividends. Any such payment will be made at the same time as payment of the Final Award, if any.

(d) Disputes. If there is a dispute regarding payment of the Final Award, PNC will settle the undisputed portion of the award, if any, within the time frame set forth above in this Section 7.1, and will settle any remaining portion as soon as practicable after such dispute is finally resolved but in any event within the time period permitted under Section 409A of the Internal Revenue Code.

7.2 Delivery of Final Award Determined by Section 6. If a Final Award is deemed to be made pursuant to Section 6 rather than determined by the Committee pursuant to Section 5.2, the Final Award is fully vested as of the date of the Change of Control. The number of Share Units in the Final Award will be calculated as of the date of the Change of Control once the final data necessary for the award determination is available, and the Final Award will be paid at the time and in the form set forth below.

(a) Timing. Payment of the Final Award will be made by PNC at the time set forth in subsection (a)(1) of this Section 7.2 unless payment at such time would be a noncompliant payment under Section 409A of the Internal Revenue Code, and otherwise, at the time set forth in subsection (a)(2) of this Section 7.2, in either case as further described below.

(1) If, under the circumstances, the Change of Control is a permissible payment event under Section 409A of the Internal Revenue Code, payment of the Final Award will be made as soon as practicable after the date the Change of Control occurs and the amount of the Final Award is determinable and determined in accordance with Section 6, but in no event later than December 31st of the calendar year in which the Change of Control occurs or, if later, by the 15th day of the third calendar month following the date on which the Change of Control occurs, other than in unusual circumstances where a further delay thereafter would be permitted under Section 409A of the Internal Revenue Code, and if such a delay is permissible, as soon as practicable within such limits.

(2) If, under the circumstances, payment at the time of the Change of Control would not comply with Section 409A of the Internal Revenue Code, then payment will be made as soon as practicable after January 1, 2013, but in no event later than December 31, 2013.

(b)	Form of Payment.

(1) If, under the circumstances, the Change of Control is a permissible payment event under Section 409A of the Internal Revenue Code and payment of the Final Award is made at the time specified in Section 7.2(a)(1), then the Final Award will be in an amount equal to the base amount described below in subsection (2)(A) of Section 7.2(b).

Payment of this amount will be made entirely in cash if so provided in the circumstances pursuant to Section 9.2. Otherwise, payment of this amount will be made in the form of shares of PNC common stock (valued as provided in Section 15.22 or Section 9, as applicable, as of the date of the Change of Control) up to the Target Share Units number of shares and any remaining value will be paid in the form of cash; provided, that, if the award is made as a prorated award to a qualifying Retiree or in the event of Grantee’s death, the maximum number of such shares that may be delivered in payment of such award will be the number that is the product of the proration factor used in calculating the award and the Target Share Units number, and any remaining value will be paid in the form of cash.

If applicable, in the event that one or more record dates for dividends on PNC common stock occur on or after the date of the Change of Control but before the date the Final Award is paid pursuant to Section 7.2(a)(1), PNC will also make a cash payment to Grantee in an amount equivalent to the amount of the dividends Grantee would have received had the full number of Share Units specified in the Final Award been that number of shares of PNC common stock and had such shares been issued and outstanding on the date of the Change of Control and had remained outstanding on the record date or dates for such dividends. Any such payment will be made at the same time as payment of the Final Award, and will be applicable only in the event that the Change of Control is a permissible payment event under Section 409A of the Internal Revenue Code and payment of the Final Award is made at the time specified in Section 7.2(a)(1).

(2) If, under the circumstances, payment at the time of the Change of Control would not comply with Section 409A of the Internal Revenue Code and payment of the

Final Award is made at the time specified in Section 7.2(a)(2), then the Final Award will be paid entirely in cash and will be in an amount equal to the base amount described below in subsection (A) of this Section 7.2(b)(2) plus the phantom investment amount described below in subsection (B) of this Section 7.2(b)(2).

(A) The base amount will be an amount equal to the number of Share Units specified in the Final Award multiplied by the Fair Market Value (as defined in Section 15.22) of a share of PNC common stock on the date of the Change of Control or by the per share value provided pursuant to Section 9 as applicable.

(B) The phantom investment amount will be either (i) or (ii), whichever is larger: (i) interest on the base amount described in Section 7.2(b)(2)(A) from the date of the Change of Control through the payment date at the short-term, mid-term or long-term Federal rate under Internal Revenue Code Section 1274(b)(2)(B), as applicable depending on the term until payment, compounded semi-annually; or (ii) a phantom investment amount with respect to said base amount that reflects, if positive, the performance of the PNC stock or other consideration received by a PNC common shareholder in the Change of Control transaction, with dividends reinvested in such stock, from the date of the Change of Control through the payment date. PNC may, at its option, provide other phantom investment alternatives in addition to those referenced in the preceding sentence and may permit Grantee to make a phantom investment election from among such alternatives under and in accordance with procedures established by PNC, but any such alternatives must provide for at least the two phantom investments set forth in Section 7.2(b)(2)(B)(i) and (ii) at a minimum. The phantom investment amount will be applicable only in the event that payment at the time of the Change of Control would not comply with Section 409A of the Internal Revenue Code and thus payment is made at the time specified in Section 7.2(a)(2) rather than at the time specified in Section 7.2(a)(1).

(c) Disputes. If there is a dispute regarding payment of the Final Award, PNC will settle the undisputed portion of the award, if any, within the time frame set forth in the applicable subsection of Section 7.2(a), and will settle any remaining portion as soon as practicable after such dispute is finally resolved but in any event within the time period permitted under Section 409A of the Internal Revenue Code.

7.3 Final Award Fully Vested. The Final Award, if any, will be fully vested at the Committee-determined Award Date or as of the date of the Change of Control, as applicable. Any Shares issued pursuant to this Section 7 will be fully vested at the time of issuance, and PNC will issue any such Shares and deliver any cash payable pursuant to this Section 7 to, or at the proper direction of, Grantee or Grantee’s legal representative, as determined in good faith by the Committee, at the time specified in the applicable subsection of Section 7.1 or Section 7.2, whichever is applicable.

No fractional shares will be issued. If a Final Award is payable in Shares and includes a fractional interest, such fractional interest will be liquidated on the basis of the then current Fair Market Value of PNC common stock and paid to Grantee or Grantee’s legal representative in cash at the time the Shares are issued pursuant to this Section 7.

In the event that Grantee is deceased, payment will be delivered to the executor or administrator of Grantee’s estate or to Grantee’s other legal representative, as determined in good faith by the Committee.

7.4 Termination of Any Unawarded Performance Units. Once an award determination has been made by the Committee pursuant to Section 5.2 or a Final Award is deemed to have been made by virtue of the application of Section 6, the Share-denominated incentive award opportunity represented by the Performance Units will terminate as to any portion of the Performance Units not so awarded.

Termination of all or a portion of the Performance Units pursuant to this Section 7.4, or pursuant to Section 4, if applicable, will in no way affect Grantee’s covenants or the other provisions of Sections 16 and 17.

8.	No Rights as Shareholder until Final Award and Issuance of Shares.

Grantee will have no rights as a shareholder by virtue of the Performance Units unless and until a Final Award, if any, is made and Shares are issued and delivered in settlement of all or a portion of such Final Award, if any.

9.	Capital Adjustments.

9.1 Except as otherwise provided in Section 9.2, if applicable, if corporate transactions such as stock dividends, stock splits, spin-offs, split-offs, recapitalizations, mergers, consolidations or reorganizations of or by PNC (“Corporate Transactions”) occur prior to the time a Final Award, if any, is paid, the Committee shall make those adjustments, if any, in the number, class or kind of the Target Share Units that it deems appropriate in its discretion to reflect Corporate Transactions such that the rights of Grantee are neither enlarged nor diminished as a result of such Corporate Transactions, including without limitation (a) measuring the value per Share Unit of any share-denominated award authorized for payment to Grantee by reference to the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transactions, and (b) authorizing payment of the entire Final Award, if any, in cash at the time otherwise specified in Section 7.

All determinations hereunder shall be made by the Committee in its sole discretion and shall be final, binding and conclusive for all purposes on all parties, including without limitation Grantee.

9.2 Upon the occurrence of a Change of Control, (a) the number, class and kind of the Target Share Units will automatically be adjusted to reflect the same changes as are made to outstanding shares of PNC common stock generally, (b) the value per Share Unit to be used in calculating the base amount described in Section 7.2(b) of any award that is deemed to be awarded to Grantee in accordance with Section 6 will be measured by reference to the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transaction or Transactions if applicable, and (c) if the effect of the Corporate Transaction or Transactions on a PNC common shareholder is to convert that shareholder’s holdings into consideration that does not consist solely (other than as to a minimal amount) of shares of PNC common stock, then the value of an award to Grantee pursuant to Section 6 will be payable solely in cash at the time otherwise specified in Section 7.

10.	Prohibitions Against Sale, Assignment, etc.; Payment to Legal Representative.

(a) Performance Units may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered.

(b) If Grantee is deceased at the time any Final Award authorized by this Agreement is to be paid, such payment shall be made to the executor or administrator of Grantee’s estate or to Grantee’s other legal representative as determined in good faith by the Committee.

(c) Any delivery of Shares or other payment made in good faith by PNC to Grantee’s executor, administrator or other legal representative shall extinguish all right to payment hereunder.

11.	Withholding Taxes; Payment Upon Inclusion Under Section 409A.

Where Grantee has not previously satisfied all applicable withholding tax obligations, PNC will, at the time the tax withholding obligation arises in connection herewith, retain an amount sufficient to satisfy the minimum amount of taxes then required to be withheld by the Corporation in connection therewith from any Final Award then payable to Grantee. If any withholding is required prior to the time amounts are payable to Grantee hereunder, the withholding will be taken from other compensation then payable to Grantee or as otherwise determined by PNC.

If a Final Award is payable in the form of Shares and cash, the Corporation will withhold first from the cash portion of the award unless the Committee determines otherwise. If the amount so withheld is not sufficient or if there is no such cash portion, the Corporation will retain whole shares of PNC common stock from the portion of the Final Award payable in the form of Shares, until such withholdings in the aggregate are sufficient to satisfy such minimum required withholding obligations. For purposes of this Section 11, shares of PNC common stock retained to satisfy applicable withholding tax requirements will be valued at their Fair Market Value on the date the tax withholding obligation arises.

If Grantee desires to have an additional amount withheld above the required minimum, up to Grantee’s W-4 obligation if higher, and if PNC so permits, Grantee may elect to satisfy this additional withholding by payment of cash. PNC will not retain Shares for this purpose. If Grantee’s W-4 obligation does not exceed the required minimum withholding in connection with the Final Award, no additional withholding may be made.

It is the intention of the parties that the Performance Units and the Agreement comply with the provisions of Section 409A to the extent, if any, that such provisions are applicable to the Agreement. In the event that, notwithstanding such intention, the arrangement fails to meet the requirements of Section 409A and the regulations promulgated thereunder, then PNC may at that time permit the acceleration of the time for payment to Grantee under the Agreement notwithstanding any of the other provisions of the Agreement, but any such accelerated payment may not exceed the amount required to be included in Grantee’s income as a result of the failure to comply with the requirements of Section 409A and the regulations promulgated thereunder. For purposes of this provision, an amount will be deemed to have been included in Grantee’s income if the amount is timely reported on Form W-2 or Form 1099-MISC as appropriate.

12.	Employment.

Neither the granting of the Performance Units nor the calculation, determination and payment of any Final Award hereunder nor any term or provision of the Agreement shall constitute or be evidence of any understanding, expressed or implied, on the part of PNC or any subsidiary to employ Grantee for any period or in any way alter Grantee’s status as an employee at will.

13.	Subject to the Plan and the Committee.

In all respects the Performance Units and the Agreement are subject to the terms and conditions of the Plan, which has been made available to Grantee and is incorporated herein by reference; provided, however, the terms of the Plan shall not be considered an enlargement of any benefits under the Agreement. Further, the Performance Units and the Agreement are subject to any interpretation of, and any rules and regulations issued by, the Committee or its delegate or under the authority of the Committee, whether made or issued before or after the Grant Date.

14.	Headings; Entire Agreement.

Headings used in the Agreement are provided for reference and convenience only, shall not be considered part of the Agreement, and shall not be employed in the construction of the Agreement.

The Agreement constitutes the entire agreement between Grantee and PNC with respect to the subject matters addressed herein, and supersedes all other discussions, negotiations, correspondence, representations, understandings and agreements between the parties concerning the subject matters hereof.

15.	Certain Definitions.

Except where the context otherwise indicates, the following definitions apply for purposes of the Agreement.

15.1 “Adjusted Target Share Units” has the meaning set forth in Section 3.5.

15.2 “Annual Potential Payout Calculation Schedule” or “Schedule” means the Schedule established by the Committee with respect to the Performance Units as set forth in Section 3.4 setting forth the method by which the Annual Potential Payout Percentage will be calculated for a given covered annual performance period as specified by the Agreement.

15.3 “Annual Potential Payout Percentage.”

The Annual Potential Payout Percentage for a given year is the percentage determined with respect to that given year in accordance with the Annual Potential Payout Calculation Schedule on the basis of PNC’s relative covered period EPS growth and ROCE performance rankings and PNC’s covered period EPS growth and ROCE performance relative to Peer performance for the covered annual performance period applicable to that given year, giving equal weight to each performance metric. The Annual Potential Payout Percentage is rounded to the nearest one-hundredth percent.

The covered annual performance period for 2010 will consist of the partial year period beginning on April 1, 2010 and ending on December 31, 2010, or on such earlier quarter-end performance measurement date as may be specified by the Agreement if applicable. The covered annual performance period for any other given year of the overall Performance Period will consist of the full or partial year period beginning on January 1 of the given year and ending on December 31 of that year, or on such earlier quarter-end performance measurement date as may be specified by the Agreement if applicable.

15.4 “Anticipatory Termination.”

If Grantee’s employment with the Corporation is terminated by the Corporation other than for Cause (as Cause is defined in Section 15.8(a)), death or Disability prior to the date on which a Change of Control occurs, and if it is reasonably demonstrated by Grantee that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, such a termination of employment is an “Anticipatory Termination.”

15.5 “Award Date” means: (1) the date on which the Committee makes its determination as to whether or not it will authorize an award, and if so, as to the size of the Final Award, if any, it authorizes pursuant to Section 5.2 within the permitted Calculated Maximum Potential Payout Amount determined in accordance with the

Agreement (sometimes referred to as the “Committee-determined Award Date”); or (2) if a Change of Control has occurred and Grantee is deemed to have been awarded a Final Award pursuant to Section 6, the Award Date will be the date the Change of Control occurs (sometimes referred to as the “Change-of-Control-determined Award Date”).

15.6 “Board” means the Board of Directors of PNC.

15.7 “Calculated Maximum Potential Payout Amount” means the maximum size of the award, denominated as a specified number of Share Units, that the Committee may award to Grantee based on the degree to which the specified corporate Performance Criteria have been achieved by PNC and the applicable Annual Potential Payout Calculation Schedule established by the Committee and on Grantee’s level of satisfaction, or deemed satisfaction, of the service requirements set forth in Section 4, including any limitations on the maximum potential payout amount that may apply in the circumstances (e.g., in the case of a qualifying Retirement).

15.8 “Cause.”

(a)    “Cause” on or after the occurrence of a Change of Control or for purposes of the definition of an Anticipatory Termination.

If a termination of Grantee’s employment with the Corporation occurs on or within three (3) years after the occurrence of a Change of Control, then “Cause” means:

(i) the willful and continued failure of Grantee to substantially perform Grantee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Grantee by the Board or the CEO which specifically identifies the manner in which the Board or the CEO believes that Grantee has not substantially performed Grantee’s duties; or

(ii) the willful engaging by Grantee in illegal conduct or gross misconduct that is materially and demonstrably injurious to PNC or any of its subsidiaries.

For purposes of the preceding clauses (i) and (ii), no act or failure to act, on the part of Grantee, shall be considered willful unless it is done, or omitted to be done, by Grantee in bad faith and without reasonable belief that Grantee’s action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon the instructions or prior approval of the Board, the CEO, or Grantee’s superior or based upon the advice of counsel for the Corporation, shall be conclusively presumed to be done, or omitted to be done, by Grantee in good faith and in the best interests of the Corporation.

The cessation of employment of Grantee will be deemed to be a termination of Grantee’s employment with the Corporation for Cause for purposes of the Agreement only if and when there shall have been delivered to Grantee, as part of the notice of Grantee’s termination, a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board, at a Board meeting called and held for the purpose of considering such termination, finding on the basis of clear and convincing evidence that, in the good faith opinion of the Board, Grantee is guilty of conduct described in clause (i) or clause (ii) above and, in either case, specifying the particulars thereof in detail. Such resolution shall be adopted only after (1) reasonable notice of such Board meeting is provided to Grantee, together with written notice that PNC believes that Grantee is guilty of conduct described in clause (i) or clause (ii) above and, in either case, specifying the particulars thereof in detail, and (2) Grantee is given an opportunity, together with counsel, to be heard before the Board.

“Cause” shall also have the meaning set forth in this Section 15.8(a) for purposes of the definition of Anticipatory Termination in Section 15.4.

(b)	“Cause” other than as provided in subsection (a).

Except as otherwise provided in Section 15.8(a), “Cause” means:

(i) the willful and continued failure of Grantee to substantially perform Grantee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Grantee by PNC that specifically identifies the manner in which it is believed that Grantee has not substantially performed Grantee’s duties;

(ii) a material breach by Grantee of (1) any code of conduct of PNC or any code of conduct of a subsidiary of PNC that is applicable to Grantee or (2) other written policy of PNC or other written policy of a subsidiary of PNC that is applicable to Grantee, in either case required by law or established to maintain compliance with applicable law;

(iii) any act of fraud, misappropriation, material dishonesty, or embezzlement by Grantee against PNC or any of its subsidiaries or any client or customer of PNC or any of its subsidiaries;

(iv) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or entry by Grantee into a pre-trial disposition with respect to, the commission of a felony; or

(v) entry of any order against Grantee, by any governmental body having regulatory authority with respect to the business of PNC or any of its subsidiaries, that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

The cessation of employment of Grantee will be deemed to have been a termination of Grantee’s employment with the Corporation for Cause for purposes of the Agreement only if and when the CEO or his or her designee (or, if Grantee is the CEO, the Board) determines that Grantee is guilty of conduct described in clause (i), (ii) or (iii)

above or that an event described in clause (iv) or (v) above has occurred with respect to Grantee and, if so, determines that the termination of Grantee’s employment with the Corporation will be deemed to have been for Cause.

15.9 “CEO” means the chief executive officer of PNC.

15.10 “Change of Control” means:

(a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of PNC (the “Outstanding PNC Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of PNC entitled to vote generally in the election of directors (the “Outstanding PNC Voting Securities”); provided, however, that, for purposes of this Section 15.10(a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from PNC, (2) any acquisition by PNC, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by PNC or any company controlled by, controlling or under common control with PNC (an “Affiliated Company”), (4) any acquisition pursuant to an Excluded Combination (as defined in Section 15.10(c)) or (5) an acquisition of beneficial ownership representing between 20% and 40%, inclusive, of the Outstanding PNC Voting Securities or Outstanding PNC Common Stock shall not be considered a Change of Control if the Incumbent Board as of immediately prior to any such acquisition approves such acquisition either prior to or immediately after its occurrence;

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by PNC’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving PNC or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of PNC, or the acquisition of assets or stock of another entity by PNC or any of its subsidiaries (each, a “Business Combination”), excluding, however, a Business Combination following which all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns PNC or all or substantially all of PNC’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities, as the case may be (such a Business Combination, an “Excluded Combination”); or

(d) Approval by the shareholders of PNC of a complete liquidation or dissolution of PNC.

15.11 “Change of Control Coverage Period” means a period commencing on the occurrence of a Change of Control Triggering Event and ending upon the earlier to occur of (a) the date of a Change of Control Failure and (b) the date of a Change of Control.

After the termination of any Change of Control Coverage Period, another Change of Control Coverage Period will commence upon the occurrence of another Change of Control Triggering Event.

For purposes of this Agreement, “Change of Control Triggering Event” shall mean the occurrence of either of the following: (i) the Board or PNC’s shareholders approve a transaction described in subsection (c) of the definition of Change of Control contained in Section 15.10; or (ii) the commencement of a proxy contest in which any Person seeks to replace or remove a majority of the members of the Board.

For purposes of this Agreement, “Change of Control Failure” shall mean: (x) with respect to a Change of Control Triggering Event described in clause (i) of the definition above, PNC’s shareholders vote against the transaction approved by the Board or the agreement to consummate the transaction is terminated; or (y) with respect to a Change of Control Triggering Event described in clause (ii) of the definition above, the proxy contest fails to replace or remove a majority of the members of the Board.

15.12 “Change of Control Payout Percentage” has the meaning set forth in Section 6.1(a)(iv).

15.13 “Committee” means the Personnel and Compensation Committee of the Board, or such person or persons as may be designated or appointed by that committee as its delegate or designee.

15.14 “Competitive Activity” means any participation in, employment by, ownership of any equity interest exceeding one percent (1%) in, or promotion or organization of, any Person other than PNC or any of its subsidiaries (a) engaged in business activities similar to some or all of the business activities of PNC or any subsidiary as of Grantee’s Termination Date or (b) engaged in business activities which Grantee knows PNC or any subsidiary intends to enter within the first twelve (12) months after Grantee’s Termination Date or, if later and if applicable, after the date specified in clause (ii) of Section 15.18(a), in either case whether Grantee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

15.15 “Consolidated Subsidiary” means a corporation, bank, partnership, business trust, limited liability company or other form of business organization that (1) is a consolidated subsidiary of PNC under generally accepted accounting principles and (2) satisfies the definition of “service recipient” under Section 409A.

15.16 “Corporation” means PNC and its Consolidated Subsidiaries.

15.17 “Covered annual performance period” or “covered annual performance measurement period” or “covered performance period” or “covered period” with respect to a given year means the full year or portion of the year specified in the Agreement as the period for which corporate performance is to be measured for purposes of determining an Annual Potential Payout Percentage for that given year. The covered annual performance period with respect to a given year may be the full calendar year, the portion of the calendar year from January 1 through the quarter-end date specified by the Agreement, or, in the case of 2010, the portion of the calendar year from April 1 through December 31 of that year or through an earlier quarter-end date as specified by the Agreement.

15.18 “Detrimental Conduct” means:

(a) Grantee has engaged, without the prior written consent of PNC (with consent to be given at PNC’s sole discretion), in any Competitive Activity in the continental United States at any time during the period commencing on Grantee’s Termination Date and extending through (and including) the first (1st) anniversary of the later of (i) Grantee’s Termination Date and, if different, (ii) the first date after Grantee’s Termination Date as of which Grantee ceases to have a service relationship with the Corporation;

(b) any act of fraud, misappropriation, or embezzlement by Grantee against PNC or one of its subsidiaries or any client or customer of PNC or one of its subsidiaries; or

(c) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or any entry by Grantee into a pre-trial disposition with respect to, the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

Grantee will be deemed to have engaged in Detrimental Conduct for purposes of the Agreement only if and when the Committee or its delegate (if Grantee was an

“executive officer” of PNC as defined in SEC Regulation S-K when he or she ceased to be an employee of the Corporation) or the CEO (if Grantee was not such an executive officer) determines that Grantee has engaged in conduct described in clause (a) or clause (b) above or that an event described in clause (c) above has occurred with respect to Grantee, and, if so, determines that Grantee will be deemed to have engaged in Detrimental Conduct.

15.19 “Disabled” or “Disability” means, except as may otherwise be required by Section 409A, that Grantee either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving (and has received for at least three months) income replacement benefits under any Corporation-sponsored disability benefit plan. If Grantee has been determined to be eligible for Social Security disability benefits, Grantee shall be presumed to be Disabled as defined herein.

15.20 “Dividend Adjustment Share Units” has the meaning set forth in Section 3.5.

15.21 “EPS” and “EPS growth” have the meanings set forth in Section 3.3(c).

15.22 “Fair Market Value” as it relates to a share of PNC common stock as of any given date means the average of the reported high and low trading prices on the New York Stock Exchange (or such successor reporting system as PNC may select) for a share of PNC common stock on such date, or, if no PNC common stock trades have been reported on such exchange for that day, the average of such prices on the next preceding day and the next following day for which there were reported trades.

15.23 “Final Award” means the amount, if any, (a) awarded to Grantee by the Committee in accordance with Section 5.2, or (b) deemed to be awarded to Grantee pursuant to Section 6. The Final Award will be denominated as a specified number of awarded Share Units and will be payable in accordance with Section 7.

15.24 “Final Potential Payout Percentage.”

Section 5 Final Award Determination: Where a Final Award determination is made pursuant to the applicable subsections of Section 5, the term “Final Potential Payout Percentage” will be the percentage that is the weighted average (but in no event greater than 200%) of the Annual Potential Payout Percentages for all of the covered annual performance measurement periods in the applicable overall Performance Period, including those covered periods consisting of a partial year and those, if any, consisting of a full year (but in no event more than three covered periods in all).

Such weighted average will be calculated as follows:

(1) the sum of one, two or three amounts, as the case may be, for the one, two or three covered periods, as applicable, in the overall Performance Period specified in the Agreement, where the amount for a given covered period is calculated by the applicable subsection below:

(i) for the 2010 covered annual performance period, the amount will be the product of (a) the Annual Potential Payout Percentage for the 2010 covered period and (b) the number of full completed quarters, if any, in such covered period;

(ii) for any other applicable partial year covered annual performance period in the overall Performance Period, if any, the amount will be the product of (a) the Annual Potential Payout Percentage for that partial year covered period and (b) the number of full completed quarters, if any, in such covered period;

(iii) for any applicable full year covered annual performance period in the overall Performance Period, if any, the amount will be the product of (a) the Annual Potential Payout Percentage for such full year covered period and (b) four (for the four full completed quarters in any such covered period);

divided by

(2) the total number of quarters in the applicable overall Performance Period.

If all of the Annual Potential Payout Percentages are 0%, then the Final Potential Payout Percentage will be 0%.

Section 6 Final Award Calculation: Where a Final Award is deemed to be awarded pursuant to Section 6 by reason of the occurrence of a Change of Control, the Final Award payout calculation will be as set forth in the applicable subsection of Section 6.

15.25 “GAAP” or “generally accepted accounting principles” means accounting principles generally accepted in the United States of America.

15.26 “Grant Date” means the Grant Date set forth on page 1 of the Agreement, and is the date as of which the Performance Units are authorized to be granted by the Committee in accordance with the Plan.

15.27 “Grantee” means the person to whom the Performance Units are granted and is identified as Grantee on page 1 of the Agreement.

15.28 “Internal Revenue Code” means the Internal Revenue Code of 1986 as amended, and the rules and regulations promulgated thereunder.

15.29 “Peer Group” means the group of financial institutions, including PNC, designated by the Committee as PNC’s Peer Group as applicable in accordance with Section 3.3. A member of the Peer Group, including PNC, is sometimes referred to as a “Peer”.

15.30 “Performance Criteria” means the corporate performance standards established by the Committee as the performance criteria for the Performance Units as set forth in Section 3.

15.31 “Performance measurement date” has the meaning set forth in Section 5.1 or Section 6.1, as applicable, and refers to the last day of the applicable overall performance measurement period.

15.32 “Performance Period” has the meaning set forth in Section 3.2 and refers to the period during which corporate performance will be measured against the performance standards established by the Committee in accordance with the Agreement.

15.33 “Performance Units” or “2010 Incentive Performance Units” means the Share-denominated incentive award opportunity performance units granted to Grantee in accordance with Article 10.3 of the Plan and evidenced by the Agreement.

15.34 “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan as amended from time to time.

15.35 “PNC” means The PNC Financial Services Group, Inc.

15.36 “Prorate” or “Prorated” means multiplying by a fraction, sometimes referred to as the “proration factor,” not to exceed 1 and determined as follows.

Where the Agreement specifies “prorating” or “prorating by quarters,” the proration factor is the fraction equal to (a) the number of full quarters in the applicable overall Performance Period, (b) divided by eleven, which is the number of quarters in the full 2- 3/4 year period from April 1, 2010 through December 31, 2012.

15.37 “Retiree.” Grantee is sometimes referred to as a “Retiree” if Grantee Retires, as defined in Section 15.38.

15.38 “Retires” or “Retirement.” Grantee “Retires” if his employment with the Corporation terminates at any time and for any reason (other than termination by reason of Grantee’s death or by the Corporation for Cause and, if the Committee or the CEO so determines prior to such divestiture, other than by reason of termination in connection with a divestiture of assets or a divestiture of one or more subsidiaries of the Corporation) on or after the first date on which Grantee has both attained at least age fifty-five (55) and completed five (5) years of service, where a year of service is determined in the same manner as the determination of a year of vesting service calculated under the provisions of The PNC Financial Services Group, Inc. Pension Plan. If Grantee “Retires” as defined herein, the termination of Grantee’s employment with the Corporation is sometimes referred to as “Retirement.”

15.39 “ROCE” and “ROCE performance” have the meanings set forth in Section 3.3(c).

15.40 “Schedule” is defined in Section 15.2.

15.41 “SEC” means the United States Securities and Exchange Commission.

15.42 “Section 409A” means Section 409A of the Internal Revenue Code.

15.43 “Service relationship” or “having a service relationship with the Corporation” means being engaged by the Corporation in any capacity for which Grantee receives compensation from the Corporation, including but not limited to acting for compensation as an employee, consultant, independent contractor, officer, director or advisory director.

15.44 “Share” means a share of PNC common stock.

15.45 “Target Share Units” means the number of Share Units specified on page 1 of the Agreement as Target Share Units, subject to capital adjustments pursuant to Section 9 if any.

15.46 “Termination Date” means Grantee’s last date of employment with the Corporation. If Grantee is employed by a Consolidated Subsidiary that ceases to be a subsidiary of PNC or ceases to be a consolidated subsidiary of PNC under generally accepted accounting principles and Grantee does not continue to be employed by PNC or a Consolidated Subsidiary, then for purposes of the Agreement, Grantee’s employment with the Corporation terminates effective at the time this occurs.

16.	Grantee Covenants.

16.1 General. Grantee and PNC acknowledge and agree that Grantee has received adequate consideration with respect to enforcement of the provisions of Sections 16 and 17 by virtue of receiving the Performance Units (regardless of whether a Final Award is ultimately determined and paid or of the size of such Final Award, if any); that such provisions are reasonable and properly required for the adequate protection of the business of PNC and its subsidiaries; and that enforcement of such provisions will not prevent Grantee from earning a living.

16.2 Non-Solicitation; No-Hire. Grantee agrees to comply with the provisions of subsections (a) and (b) of this Section 16.2 while employed by the Corporation and for a period of one year after Grantee’s Termination Date regardless of the reason for such termination of employment.

(a) Non-Solicitation. Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, solicit, call on, do business with, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any Person that Grantee should reasonably know (i) is a customer of PNC or any subsidiary for which PNC or any subsidiary provides any services as of the Termination Date, or (ii) was a customer of PNC or any subsidiary for which PNC or any subsidiary provided any services at any time during the twelve (12) months preceding the Termination Date, or (iii) was, as of the Termination Date, considering retention of PNC or any subsidiary to provide any services.

(b) No-Hire. Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, employ or offer to employ, call on, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any employee of PNC or any of its subsidiaries, nor shall Grantee assist any other Person in such activities.

Notwithstanding the above, if Grantee’s employment with the Corporation is terminated by the Corporation and such termination is an Anticipatory Termination, then commencing immediately after such Termination Date, the provisions of subsections (a) and (b) of this Section 16.2 shall no longer apply and will be replaced with the following subsection (c):

(c) No-Hire. Grantee agrees that Grantee shall not, for a period of one year after the Termination Date, employ or offer to employ, solicit, actively interfere with PNC’s or any PNC affiliate’s relationship with, or attempt to divert or entice away, any officer of PNC or any PNC affiliate.

16.3 Confidentiality. During Grantee’s employment with the Corporation, and thereafter regardless of the reason for termination of such employment, Grantee will not disclose or use in any way any confidential business or technical information or trade secret acquired in the course of such employment, all of which is the exclusive and valuable property of the Corporation whether or not conceived of or prepared by Grantee, other than (a) information generally known in the Corporation’s industry or acquired from public sources, (b) as required in the course of employment by the Corporation, (c) as required by any court, supervisory authority, administrative agency or applicable law, or (d) with the prior written consent of PNC.

16.4 Ownership of Inventions. Grantee shall promptly and fully disclose to PNC any and all inventions, discoveries, improvements, ideas or other works of inventorship or authorship, whether or not patentable, that have been or will be conceived and/or reduced to practice by Grantee during the term of Grantee’s employment with the Corporation, whether alone or with others, and that are (a) related directly or indirectly to the business or activities of PNC or any of its subsidiaries or (b) developed with the use of any time, material, facilities or other resources of PNC or any subsidiary (“Developments”). Grantee agrees to assign and hereby does assign to PNC or its designee all of Grantee’s right, title and interest, including copyrights and patent rights, in and to all Developments. Grantee shall perform all actions and execute all instruments that PNC or any subsidiary shall deem necessary to protect or record PNC’s or its designee’s interests in the Developments. The obligations of this Section 16.4 shall be performed by Grantee without further compensation and will continue beyond Grantee’s Termination Date.

17.	Enforcement Provisions.

Grantee understands and agrees to the following provisions regarding enforcement of the Agreement.

17.1 Governing Law and Jurisdiction. The Agreement is governed by and construed under the laws of the Commonwealth of Pennsylvania, without reference to its conflict of laws provisions. Any dispute or claim arising out of or relating to the Agreement or claim of breach hereof shall be brought exclusively in the federal court for the Western District of Pennsylvania or in the Court of Common Pleas of Allegheny County, Pennsylvania. By execution of the Agreement, Grantee and PNC hereby consent to the exclusive jurisdiction of such courts, and waive any right to challenge jurisdiction or venue in such courts with regard to any suit, action, or proceeding under or in connection with the Agreement.

17.2 Equitable Remedies. A breach of the provisions of any of Sections 16.2, 16.3 or 16.4 will cause the Corporation irreparable harm, and the Corporation will therefore be entitled to issuance of immediate, as well as permanent, injunctive relief restraining Grantee, and each and every person and entity acting in concert or participating with Grantee, from initiation and/or continuation of such breach.

17.3 Tolling Period. If it becomes necessary or desirable for the Corporation to seek compliance with the provisions of Section 16.2 by legal proceedings, the period during which Grantee shall comply with said provisions will extend for a period of twelve (12) months from the date the Corporation institutes legal proceedings for injunctive or other relief.

17.4 No Waiver. Failure of PNC to demand strict compliance with any of the terms, covenants or conditions of the Agreement will not be deemed a waiver of such term, covenant or condition, nor will any waiver or relinquishment of any such term, covenant or condition on any occasion or on multiple occasions be deemed a waiver or relinquishment of such term, covenant or condition.

17.5 Severability. The restrictions and obligations imposed by Sections 16.2, 16.3, 16.4, 17.1 and 17.7 are separate and severable, and it is the intent of Grantee and PNC that if any restriction or obligation imposed by any of these provisions is deemed by a court of competent jurisdiction to be void for any reason whatsoever, the remaining provisions, restrictions and obligations will remain valid and binding upon Grantee.

17.6 Reform. In the event any of Sections 16.2, 16.3 and 16.4 are determined by a court of competent jurisdiction to be unenforceable because unreasonable either as to length of time or area to which said restriction applies, it is the intent of Grantee and PNC that said court reduce and reform the provisions thereof so as to apply the greatest limitations considered enforceable by the court.

17.7 Waiver of Jury Trial. Each of Grantee and PNC hereby waives any right to trial by jury with regard to any suit, action or proceeding under or in connection with any of Sections 16.2, 16.3 and 16.4.

17.8 Applicable Law. Notwithstanding anything in the Agreement, PNC will not be required to comply with any term, covenant or condition of the Agreement if and to the extent prohibited by law, including but not limited to federal banking and securities regulations, or as otherwise directed by one or more regulatory agencies having jurisdiction over PNC or any of its subsidiaries. Further, to the extent, if any, applicable to Grantee, Grantee agrees to reimburse PNC for any amounts Grantee may be required to reimburse PNC or its subsidiaries pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, and agrees that PNC need not comply with any term, covenant or condition of the Agreement to the extent that doing so would require that Grantee reimburse PNC or its subsidiaries for such amounts pursuant to Section 304 of the Sarbanes-Oxley Act of 2002.

17.9. Compliance with Internal Revenue Code Section 409A. It is the intention of the parties that the Performance Units and the Agreement comply with the provisions of Section 409A to the extent, if any, that such provisions are applicable to the Agreement, and the Agreement will be administered by PNC in a manner consistent with this intent.

If any payments or benefits hereunder may be deemed to constitute nonconforming deferred compensation subject to taxation under the provisions of Section 409A, Grantee agrees that PNC may, without the consent of Grantee, modify the Agreement to the extent and in the manner PNC deems necessary or advisable or take such other action or actions, including an amendment or action with retroactive effect, that PNC deems appropriate in order either to preclude any such payments or benefits from being deemed “deferred compensation” within the meaning of Section 409A or to provide such payments or benefits in a manner that complies with the provisions of Section 409A such that they will not be taxable thereunder.

18.	Acceptance of Performance Units; PNC Right to Cancel; Effectiveness of Agreement.

If Grantee does not accept the Performance Units by executing and delivering a copy of the Agreement to PNC, without altering or changing the terms thereof in any way, within thirty (30) days of receipt by Grantee of a copy of the Agreement, PNC may, in its sole discretion, withdraw its offer and cancel the Performance Units at any time prior to Grantee’s delivery to PNC of a copy of the Agreement executed by Grantee. Otherwise, upon execution and delivery of the Agreement by both PNC and Grantee, the Agreement is effective as of the Grant Date.

IN WITNESS WHEREOF, PNC has caused the Agreement to be signed on its behalf as of the Grant Date.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:

Chairman and Chief Executive Officer

ATTEST:

By:

Corporate Secretary

ACCEPTED AND AGREED TO by GRANTEE

Grantee

SCHEDULE

* * *

ANNUAL POTENTIAL PAYOUT CALCULATION SCHEDULE

FOR

2010 INCENTIVE PERFORMANCE UNITS

* * *

Final Award determination pursuant to Section 5 of the 2010-2012 Incentive Performance Units Agreement (the “Agreement”) requires the calculation of the Final Potential Payout Percentage and the Calculated Maximum Potential Payout Amount, each as defined in the Agreement. Final Award calculation pursuant to Section 6 of the Agreement, if applicable, requires the calculation of the Change of Control Payout Percentage and the calculated final award as set forth in that section of the Agreement.

Those calculations, in turn, take into account PNC’s performance and ranking relative to its Peers with respect to two performance measures or metrics (the Performance Criteria), as measured annually and expressed as the Annual Potential Payout Percentages for the applicable covered annual performance measurement periods (which may be full or partial year periods as required by the Agreement) in the applicable overall Performance Period.

Unless and until amended prospectively by the Committee, this Schedule will be applied in order to determine an Annual Potential Payout Percentage for each of the applicable covered annual performance measurement periods in the applicable overall Performance Period.

Section 3 of the Agreement sets forth the performance metrics (EPS growth and ROCE performance) and how they are measured, the applicable covered performance periods, the establishment of the applicable Peer Group, and the manner in which PNC and its Peers will be ranked for the applicable covered performance periods based on each of the two performance metrics (EPS growth and ROCE performance).

Once PNC and other Peer EPS growth and ROCE performance and rankings have been measured and calculated for a given covered annual performance measurement period in accordance with Section 3.3 of the Agreement, this Schedule uses the table that follows and interpolation to generate a payout percentage for each metric for that given year based on such relative covered period performance.

Once payout percentages for each of relative covered period EPS growth and relative covered period ROCE performance are calculated using the table and interpolation, they are averaged, giving equal weight to each performance metric, to generate the final Annual Potential Payout Percentage for that given year, rounded to the nearest one-hundredth percent (e.g., 0.00%, with 0.005% being rounded upward to 0.01%).

If the payout percentage with respect to either covered period EPS growth or covered period ROCE performance for a given year is 0% but is a positive number with respect to the other performance metric, the Annual Potential Payout Percentage for that given year will be the percentage that is one-half (1/2) of that positive number. If the payout percentages with respect to covered period EPS growth and covered period ROCE performance for that given year are both 0%, the Annual Potential Payout Percentage for that given year will be 0%. In no event will an Annual Potential Payout Percentage be greater than 200% or less than 0%.

The table used for this Schedule, as established by the Committee at the time it authorized the 2010 Incentive Performance Units, follows.

Performance Measures
Peer Group Position with respect to Covered Period EPS Growth and ROCE Performance		Payout Percentage *
Maximum	#1	20	0%
	#2	18	3%
	#3	16	7%
	#4	15	0%
	#5	13	3%
	#6	11	7%
Median	#7	10	0%
	#8	8	0%
	#9	6	0%
	#10	4	0%
Minimum	#11		0%
	#12		0%
	#13		0%

*	Consistent with the design of this compensation program and approach taken in prior years, this Schedule interpolates results to arrive at final potential payout percentages for EPS growth and ROCE performance, respectively. In other words, the final payout percentage with respect to a given year for each performance metric will depend both on PNC’s relative covered period ranking and on PNC’s covered period performance relative to the performance of the Peers ranked immediately above and below PNC for the covered period of that year, as illustrated below.

The calculated payout percentage for a performance metric with respect to a given year depends both on PNC’s relative covered period ranking achieved with respect to that performance metric and on PNC’s performance for that metric for the covered period of that year relative to the comparable performance of the Peers ranking immediately above and below PNC (other than where PNC ranks #1 or ranks near the bottom at #11, #12 or #13). This calculated percentage is rounded to the nearest one-hundredth percent (e.g., 0.00%, with 0.005% being rounded upward to 0.01%).

For example, if PNC achieves a #2 covered period ranking, the payout percentage for this rank would be between 175% (which is the mid-point between 167% and 183% in the table) and 191.50% (which is the mid-point between 183% and 200% in the table). The final calculated percentage depends on how PNC’s EPS growth or ROCE performance, as the case may be, for the covered period compares to the covered period EPS growth or ROCE performance, as applicable, of the Peers ranking immediately above and below PNC, in this case the performance of the Peers ranking #1 and #3.

At the other end of the scale, if for example PNC achieves a #10 covered period ranking (the lowest ranking that would generate a payout potential above zero) for a performance metric, the payout percentage for this rank would be between 20% and 50% and the final calculated percentage would be determined based on the comparison of PNC’s covered period performance for that performance metric to that of the Peers ranking #9 and #11.

Committee Negative Discretion. Once the annual potential payout percentage for PNC’s relative performance with respect to the Performance Criteria for the given full year or partial-year covered annual performance period has been determined using the table above and interpolation, the Committee may decide, in its discretion, to reduce that percentage (as long as such decision is not made during a Change of Control Coverage Period, as defined in the Agreement, or after the occurrence of a Change of Control) but may not increase it.

2010 Performance Units
Overall Performance Period: April 1, 2010 - December 31, 2012 (2 3/4 Years)
Performance Criteria: Levels of Financial Return from Investing Activities Achieved by PNC’s A&L Unit Relative to Benchmark Index
100% Vests on Final Award

THE PNC FINANCIAL SERVICES GROUP, INC.

2006 INCENTIVE AWARD PLAN

* * *

2010 PERFORMANCE UNITS AGREEMENT

* * *

GRANTEE:	< name >

GRANT DATE:	February 24, 2010

TARGET SHARE UNITS:	[ ] Share Units

1.	Definitions.

Certain terms used in this 2010 Performance Units Agreement (“Agreement”) are defined in Section 14 or elsewhere in the Agreement, and such definitions will apply except where the context otherwise indicates.

In the Agreement, “PNC” means The PNC Financial Services Group, Inc., “Corporation” means PNC and its Consolidated Subsidiaries, and “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan.

2.	2010 Performance Units.

Pursuant to the Plan and subject to the terms and conditions of the Agreement, PNC grants to the grantee named above (“Grantee”) a Share-denominated incentive award opportunity of Performance Units (the “Performance Units” or the “2010 Performance Units”) with the number of target Share Units set forth above (“Target Share Units”). Performance Units are subject to acceptance by Grantee in accordance with Section 17.

The Performance Units are subject to the corporate performance conditions, employment conditions, and other terms and conditions of this Agreement and to the Plan, and to final award determination in accordance with Section 5 or Section 6, as applicable. Payment of any Final Award (as defined in Section 14.22) authorized pursuant to the Agreement will be made in cash generally in an amount equal to the number of Share Units specified in the Final Award multiplied by the per share price of PNC common stock on the award date (sometimes referred to in the Agreement as payment in “cash Share-equivalents”).

In general, the Performance Units are an opportunity for Grantee to receive, at the end of the applicable overall performance period, an award based on the degree to which specified corporate performance criteria for PNC’s Asset & Liability Unit (“A&L Unit”) have been achieved, the applicable basic potential payout calculation schedule established by the Committee (defined in Section 14.14) for the Performance Units, and Grantee’s level of satisfaction (or deemed satisfaction) of the service requirements set forth in Section 4, including any limitations on the maximum potential payout amount that may apply in the circumstances (e.g., in the case of a qualifying retirement or death), and provided that the other conditions of the Agreement are met. Further limitations or adjustments may apply if there is an early termination or limitation of the overall performance measurement period. Awards are determined by the Committee in the absence of a Change of Control (as defined herein) and are subject to the Committee’s negative discretion.

Any Final Award (as defined in Section 14.22) for the Performance Units authorized pursuant to this Agreement will be expressed as a number of awarded Share Units and will be paid in cash in accordance with Section 7, generally in cash Share-equivalents. The Performance Units must still be outstanding at the time a Final Award determination is made for Grantee to be eligible to receive an award, and any Final Award and payment thereof is subject to the terms and conditions set forth in the Agreement and to the Plan.

The Agreement also provides a formula for calculation of the Final Award in the event of a Change of Control of PNC and for the form and timing of payment of any such award.

3.	Corporate Performance Conditions; Calculation of Applicable Annual Potential Payout Percentages.

3.1 Corporate Performance Conditions. The Performance Units are subject to the corporate performance conditions set forth in this Section 3.

Final Award determination by the Committee pursuant to Section 5 requires the calculation of the Final Potential Payout Percentage and the Calculated Maximum Potential Payout Amount, as defined in Section 14.23 and Section 14.8, respectively. Final Award calculation pursuant to Section 6 of the Agreement, if applicable, requires the calculation of the Change of Control Payout Percentage and the calculated final award as set forth in that section of the Agreement.

Those calculations, in turn, take into account the levels of investment performance achieved by the A&L Unit with respect to the Performance Criteria, as measured annually and expressed as the Annual Potential Payout Percentages for the applicable covered annual performance measurement periods (which may be full or partial year periods as required by the Agreement) in the applicable overall Performance Period.

This Section 3 sets forth the Performance Criteria, applicable covered performance periods and Benchmark Performance Index for such periods, measurement of the specified A&L Unit investment performance with respect to the Performance Criteria, and the basic annual potential payout calculation schedule established for the Performance Units by the Committee, each unless and until amended prospectively by the Committee.

3.2 Performance Criteria and Performance Period. The corporate performance standards established by the Committee as the Performance Criteria for the Performance Units are the levels of financial return from investing activities achieved by the A&L Unit relative to the applicable Benchmark Performance Index measured as set forth in this Section 3, all unless and until amended prospectively by the Committee. This A&L Unit investment performance is measured annually for each applicable covered annual performance period, which may consist of a full calendar year or a shorter partial-year period as required by the Agreement, in the overall Performance Period.

The overall Performance Period is the period commencing April 1, 2010 through and including the applicable performance measurement date specified in Section 5.1 or Section 6.1 of the Agreement as applicable. Generally the overall Performance Period will cover a 2 3/4 year period, but it may be terminated early or limited in specified circumstances.

In the standard non-exceptional circumstances as specified in Section 5.1(a), the applicable performance measurement date will be December 31, 2012 and the overall Performance Period will be the 2 3/4 year period commencing April 1, 2010 through and including December 31, 2012, consisting of the following three covered annual performance measurement periods: (1) the partial year period commencing April 1, 2010 through and including December 31, 2010; (2) the full year period commencing January 1, 2011 through and including December 31, 2011; and (3) the full year period commencing January 1, 2012 through and including December 31, 2012.

If the overall Performance Period is terminated early or limited pursuant to the terms of the Agreement, the applicable overall Performance Period will be the period commencing April 1, 2010 through and including the performance measurement date as specified in the Agreement as applicable in such circumstances. The final covered annual performance measurement period in such overall Performance Period will be the one ending on the performance measurement date specified in the Agreement as applicable in such circumstances. Thus the number of applicable covered annual performance measurement periods will be one, two or three, as the case may be.

3.3 Benchmark Performance Index; Measured A&L Unit Investment Performance. The Committee has determined that the applicable Benchmark Performance Index for each applicable covered annual performance measurement period in the overall Performance Period, whether the given covered period consists of a full calendar year or a shorter partial-year period as required by the Agreement, will be the benchmark performance index that PNC uses internally to evaluate the investment performance of the A&L Unit as in effect as of March 30 of that given year, so that, to the extent applicable:

(1) performance for the covered annual performance period consisting of the partial year period from April 1, 2010 through December 31, 2010 (or through an earlier quarter-end date of that calendar year if so specified by the Agreement) will be compared to PNC’s internal performance benchmark index for the A&L Unit in effect on March 30, 2010;

(2) performance for the covered annual performance period consisting of the full calendar year period from January 1, 2011 through December 31, 2011 (or the portion of that calendar year from January 1, 2011 through an earlier quarter-end date of that calendar year if so specified by the Agreement) will be compared to PNC’s internal performance benchmark index for the A&L Unit in effect on March 30, 2011; and

(3) performance for the covered annual performance period consisting of the full calendar year period from January 1, 2012 through December 31, 2012 (or the portion of that calendar year from January 1, 2012 through an earlier quarter-end date of that calendar year if so specified by the Agreement) will be compared to PNC’s internal performance benchmark index for the A&L Unit in effect on March 30, 2012.

The A&L Unit investment performance as measured for a given year with respect to the Performance Criteria will be expressed as the number of basis points by which the level of financial return from investing activities achieved by the A&L Unit for the applicable covered measurement period with respect to that year exceeds or falls short of the Benchmark Performance Index applicable to that covered period, with zero basis points indicating performance at the benchmark index level.

3.4 Annual Potential Payout Calculation Schedule; Calculation of Applicable Annual Potential Payout Percentages. The Committee also establishes the applicable Annual Potential Payout Calculation Schedule (as defined in Section 14.2) for the Performance Units. Unless and until amended prospectively by the Committee, the Schedule established by the Committee at the time it authorized the Performance Units that accompanies the Agreement shall be applied in order to determine the Annual Potential Payout Percentage (as defined in Section 14.3) for each of the applicable covered annual performance measurement periods in the applicable overall Performance Period.

For each applicable covered annual performance period (which may consist of a full calendar year or a shorter partial-year period as required by the Agreement), PNC will determine the measured A&L Unit investment performance for the covered period with respect to that year based on the level of financial return from investing activities achieved by the A&L Unit for that covered period and the comparison in basis points of such performance to the applicable Benchmark Performance Index, all as set forth in this

Section 3. Once this measured performance has been calculated and expressed in basis points, the applicable Schedule (as defined in Section 14.2) will be applied to generate the Annual Potential Payout Percentage (as defined in Section 14.3) achieved by the A&L Unit for that given year. Such results will be presented to the Committee.

As described in Section 3.1 above, the Annual Potential Payout Percentages for the applicable covered performance periods in the applicable overall Performance Period are taken into account as part of the Final Award determination process by the Committee as set forth in Section 5 or the Final Award calculation pursuant to Section 6 of the Agreement, as applicable.

4.	Grantee Service Requirements and Limitation of Potential Award; Early Termination of Performance Units.

4.1 Eligibility for an Award; Employment Conditions and Early Termination of Performance Units. The Performance Units are subject to the employment conditions set forth in this Section 4.

Grantee will not be eligible to receive a Final Award unless the Performance Units remain outstanding on the Committee-determined Award Date (as defined in Section 14.5) or as of the end of the day immediately preceding the day on which a Change of Control occurs, if earlier.

The Performance Units will automatically terminate on Grantee’s Termination Date (as defined in Section 14.43) unless an exception is available as set forth in Section 4.2, Section 4.3, Section 4.4 or Section 4.5. Where one or more of the conditions to an exception are post-employment conditions, the Performance Units will terminate upon the failure of any of those conditions.

In the event that Grantee’s employment is terminated by the Corporation for Cause (as defined in Section 14.9), the Performance Units will automatically terminate on Grantee’s Termination Date whether or not the termination might otherwise have qualified for an exception as a Retirement or a Disability termination pursuant to Section 4.3 or Section 4.4.

In the limited circumstances where the Performance Units remain outstanding notwithstanding Grantee’s termination of employment with the Corporation, Grantee will be eligible for consideration for an award, subject to limitation as set forth in the applicable section of the Agreement. Said award, if any, will be determined and payable at the same time that such an award would have been determined and payable had Grantee remained a Corporation employee, except that in the case of death, the determination and payment of said award, if any, shall be accelerated if so indicated in accordance with the applicable provisions of Section 5 or Section 6, as applicable, and Section 7.

Any award that the Committee may determine to make after Grantee’s death will be paid to Grantee’s legal representative, as determined in good faith by the Committee, in accordance with Section 9.

Notwithstanding anything in Section 4 or Section 5 to the contrary, if a Change of Control (as defined in Section 14.11) occurs prior to the time the Committee makes a Final Award determination pursuant to Section 5.2 (that is, prior to the Committee-determined Award Date), an award will be determined in accordance with Section 6.

4.2 Death While an Employee. If Grantee dies while an employee of the Corporation and prior to the Committee-determined Award Date, the Performance Units will remain outstanding and Grantee will be eligible for consideration for a prorated award calculated in accordance with Section 5.1(b), with an applicable performance measurement date (as defined in Section 5.1) of the earlier of the last day of the calendar year in which the death occurred and December 31, 2012, and payable in accordance with Section 7.

Any such award will be subject to Committee determination pursuant to Section 5.2, and may be reduced or eliminated by the Committee in the exercise of its negative discretion unless such determination occurs during a Change of Control Coverage Period (as defined in Section 14.12) or a Change of Control has occurred.

In the event that a Change of Control occurs after the time Grantee died but prior to the time the Committee makes an award determination with respect to Grantee (either to award a specified amount or not to authorize any award), an award will be deemed to be made pursuant to Section 6, calculated as specified in Section 6.1(b) and payable in accordance with Section 7.

4.3 Qualifying Retirement. If Grantee Retires (as defined in Section 14.36) prior to the Committee-determined Award Date and the termination of employment is not also a termination by the Corporation for Cause, the Performance Units will remain outstanding post-employment; provided, however, that PNC may terminate the Performance Units at any time prior to the Award Date, other than during a Change of Control Coverage Period or after the occurrence of a Change of Control, upon determination that Grantee has engaged in Detrimental Conduct (as defined in Section 14.19). If Grantee is Disabled (as defined in Section 14.20) at the time of Retirement and Section 4.4 is also applicable to Grantee, that subsection will govern rather than this Section 4.3.

Provided that the Performance Units have not been terminated prior to the award date for Detrimental Conduct and are still outstanding at that time, Grantee will be eligible for Committee consideration of a prorated award at the time that such an award, if any, would have been considered had Grantee remained a Corporation employee, calculated in accordance with Section 5.1(c) with a performance measurement date of the last day of the last full quarter completed on or prior to Grantee’s Retirement date, but in no event later than December 31, 2012, and payable in accordance with Section 7.

Any such award will be subject to Committee determination pursuant to Section 5.2, and may be reduced or eliminated by the Committee in the exercise of its negative discretion unless such determination occurs during a Change of Control Coverage Period or a Change of Control has occurred.

If Grantee dies after a qualifying Retirement but before the time set forth above for consideration of an award and provided that the Performance Units have not been terminated for Detrimental Conduct and are still outstanding at the time of Grantee’s death, the Committee may consider an award for Grantee and make an award determination with respect to Grantee (either to award a specified amount or not to authorize any award). Any such award determination will be made and such award, if any, will be calculated in accordance with Section 5.1(c) as described above but will be paid in accordance with Section 7 during the calendar year immediately following the year in which Grantee’s death occurs, if the death occurs on or prior to December 31, 2012, or in 2013 if the death occurs in 2013 but prior to the Award Date.

In the event that a Change of Control occurs prior to the time the Committee makes an award determination with respect to Grantee (either to award a specified amount or not to authorize an award), an award will be deemed to be made pursuant to Section 6, calculated as specified in Section 6.1(c) and payable in accordance with Section 7.

4.4 Qualifying Disability Termination. If Grantee’s employment with the Corporation is terminated by reason of Disability (as defined in Section 14.20) prior to the Committee-determined Award Date and the termination of employment is not also a termination by the Corporation for Cause, the Performance Units will remain outstanding post-employment; provided, however, that PNC may terminate the Performance Units at any time prior to the Award Date, other than during a Change of Control Coverage Period or after the occurrence of a Change of Control, upon determination that Grantee has engaged in Detrimental Conduct (as defined in Section 14.19).

Provided that the Performance Units are still outstanding at that time, Grantee will be eligible for Committee consideration of a full award at the time that such an award, if any, would have been considered had Grantee remained a Corporation employee, calculated in accordance with Section 5.1(d) and payable in accordance with Section 7.

Any such award will be subject to Committee determination pursuant to Section 5.2, and may be reduced or eliminated by the Committee in the exercise of its negative discretion unless such determination occurs during a Change of Control Coverage Period or a Change of Control has occurred. Although Grantee will be eligible for consideration for a full award (Standard Payout Calculation) at the scheduled time, it is anticipated that the Committee will take into account the timing and circumstances of the Disability when deciding whether and the extent to which to exercise its negative discretion.

If Grantee dies after a qualifying Disability termination but before the time set forth above for consideration of an award and provided that the Performance Units have not been terminated for Detrimental Conduct and are still outstanding at the time of Grantee’s death, the Committee may consider an award for Grantee and make an award determination with respect to Grantee (either to award a specified amount or not to authorize any award). Any such award determination will be made and such award, if any, will be paid in accordance with Section 7 during the calendar year immediately following the year in which Grantee’s death occurs, if the death occurs on or prior to December 31, 2012, or in 2013 if the death occurs in 2013 but prior to the Award Date; provided, however, that the maximum award that may be approved in these circumstances is the award that could have been authorized had Grantee died while an employee of the Corporation.

In the event that a Change of Control occurs prior to the time the Committee makes an award determination with respect to Grantee (either to award a specified amount or not to authorize an award), an award will be deemed to be made pursuant to Section 6, calculated as specified in Section 6.1(d) and payable in accordance with Section 7.

4.5 Qualifying Termination in Anticipation of a Change of Control. If Grantee’s employment with the Corporation is terminated by the Corporation prior to the Award Date and such termination is an Anticipatory Termination as defined in Section 14.4, then (i) the Performance Units will remain outstanding notwithstanding Grantee’s termination of employment with the Corporation, (ii) the Performance Units will not be subject to termination for Detrimental Conduct, and (iii) Grantee will be eligible for consideration for an award pursuant to Section 5.2, calculated in accordance with Section 5.1(e), or will receive an award pursuant to Section 6, calculated as specified in Section 6.1(e), as applicable. Any such award will be payable in accordance with Section 7.

If Grantee dies while eligible to receive an award pursuant to this Section 4.5 but prior to the time the Committee makes an award determination pursuant to Section 5.2 or a Change of Control occurs, Grantee will be eligible for Committee consideration of an award of up to the greater of the award Grantee could have received had he died while an employee of the Corporation or an award determined as set forth in Section 5.1(e). If Grantee dies while eligible to receive an award pursuant to this Section 4.5 but a Change of Control occurs prior to the time the Committee makes an award determination pursuant to Section 5.2, Grantee will be deemed to receive an award in accordance with Section 6.1(e).

5.	Certification of Performance Results; Calculation of Maximum Potential Payout Amount; and Final Award Determination.

5.1 Certification of Level of Achievement of A&L Unit Performance with respect to Performance Criteria; Calculation of Final Potential Payout Percentage and Calculated Maximum Potential Payout Amount. As soon as practicable after December 31, 2012, or after the earlier relevant date if the applicable performance measurement date and potential award date are earlier under the circumstances, PNC will present information to the Committee concerning the following: (1) the levels of financial return from investing activities achieved by the A&L Unit for each of the applicable covered annual performance periods for which A&L Unit performance is being measured under the circumstances, and the comparison, in basis points, of such performance to applicable Benchmark Performance Index; (2) the Annual Potential Payout Percentages for such covered performance periods generated in accordance with the Schedule on the basis of the investment performance achieved by the A&L Unit with respect to the Performance Criteria for such covered periods; and (3) the Final Potential Payout Percentage applicable under the circumstances, calculated as set forth in Section 14.23.

Subsections (a), (b), (c), (d) and (e) below set forth additional criteria for the certifications and calculations to be made pursuant to this Section 5.1 under varying circumstances. The last day of the applicable performance measurement period is sometimes referred to as the “performance measurement date.” The time when the certification, calculation and Final Award determination process will take place is sometimes referred to as the “scheduled award-determination period,” and the date when a Final Award, if any, is determined and made by the Committee is sometimes referred to as the “Committee-determined Award Date” (as set forth in Section 14.5).

Notwithstanding anything in this Section 5 to the contrary, if a Change of Control has occurred, Section 6 will apply.

(a) Non-Exceptional Circumstances – Standard Payout Calculation. Provided that Grantee remains an employee of the Corporation and the Performance Units remain outstanding such that Grantee remains eligible for consideration for an award, and that a Change of Control has not occurred, the overall Performance Period will run from April 1, 2010 through December 31, 2012 and the process of certification of the levels of achievement of A&L Unit performance with respect to the Performance Criteria, the calculation of the Final Potential Payout Percentage and the Calculated Maximum Potential Payout Amount, and the determination of the Final Award, if any, will occur in early 2013.

Under the circumstances set forth in this subsection (a) above (“non-exceptional circumstances”), PNC will present information to the Committee for purposes of this Section 5.1 on the following basis:

(i) the applicable performance measurement date will be December 31, 2012;

(ii) the applicable overall Performance Period will be the period beginning on April 1, 2010 and ending on December 31, 2012, and will consist of the partial year covered annual performance period from April 1, 2010 through December 31, 2010 and the full calendar year covered annual performance periods from January 1, 2011 through December 31, 2011 and from January 1, 2012 through December 31, 2012;

(iii) the applicable Final Potential Payout Percentage will be the percentage that is the weighted average of the Annual Potential Payout Percentages for the partial year covered annual performance period for 2010 and the full calendar year covered annual performance periods for 2011 and 2012, calculated as set forth in Section 14.23, but in no event greater than 200%;

(iv) the applicable Calculated Maximum Potential Payout Amount will be the number of Share Units equal to the applicable Final Potential Payout Percentage of the Target Share Units; and

(v) the scheduled award determination period will occur in early 2013.

(b) Death While an Employee. In the event that Grantee dies while an employee of the Corporation and prior to the regularly scheduled award date for non-exceptional circumstances in early 2013 and the Performance Units remain outstanding pursuant to Section 4.2, PNC will present information to the Committee for purposes of this Section 5.1 on the following basis:

(i) the applicable performance measurement date will be the earlier of the last day of the calendar year in which the death occurred and December 31, 2012;

(ii) the applicable overall Performance Period will be the period beginning on April 1, 2010 and ending on the December 31st that is the applicable performance measurement date, and will consist of the partial year covered annual performance period from April 1, 2010 through December 31, 2010 and, if the applicable performance measurement date is later than December 31, 2010, the one or two full calendar year covered annual performance periods for 2011 or for 2011 and 2012, as the case may be, in that period;

(iii) the applicable Final Potential Payout Percentage will be the percentage that is the weighted average of the Annual Potential Payout Percentages for the one, two or three covered annual performance periods, as the case may be, in the applicable overall Performance Period specified above, calculated as set forth in Section 14.23, but in no event greater than 200%;

(iv) the applicable Calculated Maximum Potential Payout Amount will be the number of Share Units equal to (x) the applicable Final Potential Payout Percentage of the Target Share Units, then (y) prorated (as defined in Section 14.34) based on the number of full quarters in the applicable overall Performance Period specified above, including through December 31st of the year of death if prior to 2013; and

(v) the scheduled award-determination period will occur during the year immediately following the year in which Grantee died (i.e., early in 2011, 2012, or 2013, as the case may be) unless Grantee dies after December 31, 2012 but prior to the award date, in which case the scheduled award-determination period will occur in 2013.

(c) Qualifying Retirement. In the event that Grantee Retires prior to the regularly scheduled award date for non-exceptional circumstances in early 2013 but Grantee has met the conditions for a qualifying Retirement termination set forth in Section 4.3 and the Performance Units have not been terminated by PNC prior to the award date pursuant to Section 4.3 for Detrimental Conduct and remain outstanding, PNC will present information to the Committee for purposes of this Section 5.1 on the following basis:

(i) the applicable performance measurement date will be the last day of the last full quarter completed prior to Grantee’s Retirement date or, if the Retirement date is a quarter-end date, that quarter-end date, but in no event later than December 31, 2012;

(ii) the applicable overall Performance Period will be the period beginning on April 1, 2010 and ending on the quarter-end date that is the applicable performance measurement date, and will consist of one, two or three covered periods, as the case may be, consisting of the partial covered year or years and, if any, the full covered year or years, as applicable, in that period;

(iii) the applicable Final Potential Payout Percentage will be the percentage that is the weighted average of the Annual Potential Payout Percentages for the one, two or three covered periods, as the case may be, in the applicable overall Performance Period specified above, calculated as set forth in Section 14.23;

(iv) the applicable Calculated Maximum Potential Payout Amount will be the number of Share Units equal to (x) the applicable Final Potential Payout Percentage of the Target Share Units, then (y) prorated (as defined in Section 14.34) based on the number of full quarters in the applicable overall Performance Period (i.e., in the period from April 1, 2010 through the quarter-end date that is the applicable performance measurement date specified above); and

(v) the scheduled award determination period will occur in early 2013 as provided in Section 7.1, unless Grantee dies after Retirement but before the beginning of 2012, in which case the scheduled award-determination period will occur in early 2012 (if the death occurred in 2011) or early 2011 (if the death occurred in 2010), as the case may be.

In the event that Grantee is Disabled at the time of Retirement and Section 4.4 is also applicable to Grantee, then Section 5.1(d) will govern rather than this Section 5.1(c).

(d) Qualifying Disability. Except as set forth in the following paragraph, in the event that Grantee becomes Disabled prior to the regularly scheduled award date for non-exceptional circumstances in early 2013 but Grantee has met the conditions for a qualifying Disability termination set forth in Section 4.4 and the Performance Units have not been terminated by PNC prior to the award date pursuant to Section 4.4 for Detrimental Conduct and remain outstanding, PNC will present information to the Committee for purposes of this Section 5.1 for consideration of an award on the same basis as that set forth in Section 5.1(a) for a continuing employee of the Corporation, together with such information as the Committee may request concerning the timing and circumstances of the Disability. The scheduled award-determination period will occur in early 2013 as provided in Section 7.1.

If Grantee dies after a qualifying Disability termination but prior to the regularly scheduled award date and the Performance Units are still outstanding at the time of Grantee’s death, Grantee will be eligible for Committee consideration of an award at the time and up to the maximum amount of the award Grantee could have received had he died while an employee of the Corporation.

(e) Qualifying Termination in Anticipation of a Change of Control. In the event that Grantee’s employment with the Corporation is terminated by the Corporation prior to the regularly scheduled award date for non-exceptional circumstances in early 2013 but Grantee has met the conditions for a qualifying termination in anticipation of a Change of Control set forth in Section 4.5 and the Performance Units remain outstanding, but a Change of Control has not yet occurred, then:

(1) If a Change of Control transaction is pending at the regularly scheduled award date, the Performance Units will remain outstanding and Grantee will be eligible to receive an award pursuant to Section 5.2 on the same basis as that set forth in Section 5.1(c) for a qualifying Retiree and the Committee will have no discretion to reduce the size of such award; and

(2) If there is no Change of Control transaction pending at the regularly scheduled award date, the Performance Units will remain outstanding and the Committee will have discretion to authorize an award, pursuant to Section 5.2, to Grantee up to a maximum permitted award calculated on the same basis as that set forth in Section 5.1(c) for a qualifying Retiree, but the Committee will also have discretion to reduce the award as set forth in Section 5.2(b).

If Grantee dies after an Anticipatory Termination but prior to the time the Committee makes an award determination pursuant to Section 5.2 or a Change of Control occurs, Grantee will be eligible for Committee consideration of an award of up to the greater of the award Grantee could have received had he died while an employee of the Corporation and an award determined as set forth above in this Section 5.1(e).

If Grantee dies after an Anticipatory Termination but a Change of Control occurs prior to the time the Committee makes an award determination pursuant to Section 5.2, Grantee will be deemed to receive an award in accordance with Section 6.1(e).

5.2	Final Award Determination by Committee.

(a) The Committee will have the authority to award to Grantee (“award”) as a Final Award such amount, denominated as a specified number of Share Units, as may be determined by the Committee, subject to the limitations set forth in the following paragraph, provided, that, the Performance Units are still outstanding, that Grantee is either still an employee of the Corporation or qualifies for an exception to the employment condition pursuant to Section 4.2, 4.3, 4.4 or 4.5, and that the Final Potential Payout Percentage is greater than zero.

The Final Award may not exceed the applicable Calculated Maximum Potential Payout Amount, as determined in accordance with the applicable subsection of Section 5.1, and is subject to the exercise of negative discretion by the Committee pursuant to Section 5.2(b), if applicable. The Committee will not have authority to exercise negative discretion if a Change of Control Coverage Period has commenced and has not yet ended or if a Change of Control has occurred. If there has been a Change of Control, the Committee’s authority is subject to Section 6.

The date on which the Committee makes its determination as to whether or not it will authorize an award and, if so, the size of a Final Award, if any, it authorizes within the Calculated Maximum Potential Payout Amount determined pursuant to the Agreement is sometimes referred to in the Agreement as the “Committee-determined Award Date” (as set forth in Section 14.5).

Payment of the Final Award, if any, will be made in cash in accordance with Section 7. If Grantee dies after a Final Award is determined but before payment is made, payment of the Final Award will be made to Grantee’s legal representative, as determined in good faith by the Committee, in accordance with Section 9.

(b) Except during a Change of Control Coverage Period or after the occurrence of a Change of Control, the Committee may exercise negative discretion with respect to the Performance Units and may determine, in light of such Corporation or individual performance or other factors as the Committee may deem appropriate, that notwithstanding the levels of financial return from investing activities achieved by the A&L Unit relative to benchmark, the Committee will not award Grantee the full Calculated Maximum Potential Payout Amount that the Committee is authorized to award pursuant to Section 5.2(a), or any of such amount.

It is anticipated that the Committee will take into account such factors as absolute A&L Unit financial performance, absolute trading results, cumulative performance relative to the benchmark, adherence to risk parameters, and Grantee’s contributions to the success of other PNC businesses when deciding whether and the extent to which to exercise its negative discretion.

If the Committee so determines to exercise its negative discretion pursuant to this Section 5.2(b), the Final Award, if any, will be reduced accordingly; provided, however, that the Committee will not have authority to exercise negative discretion if a Change of Control Coverage Period has commenced and has not yet ended or if a Change of Control has occurred.

(c) If a Change of Control occurs prior to the time the Committee makes an award determination pursuant to Section 5.2, the Final Award will be determined in accordance with Section 6 rather than being determined by the Committee pursuant to Section 5.2 and will not be subject to the Committee’s negative discretion.

6.	Change of Control Prior to a Committee-Determined Award Date.

6.1	Final Award Calculation.

Notwithstanding anything in the Agreement to the contrary, upon the occurrence of a Change of Control at any time prior to a Committee-determined Award Date pursuant to Section 5.2, (i) the overall Performance Period, if not already ended, will be limited and will end on the last day of the last full quarter completed prior to the day the Change of Control occurs or, if the Change of Control occurs on a quarter-end date, on the day the Change of Control occurs, but in no event later than December 31, 2012, and (ii) Grantee will be deemed to have been awarded a Final Award in an amount determined as set forth in this Section 6, payable to Grantee or Grantee’s legal representative at the time and in the manner set forth in Section 7, provided that the Performance Units are still outstanding as of the end of the day immediately preceding the day on which the Change of Control occurs and have not already terminated or been terminated in accordance with the terms of Section 4.

If this Section 6 is applicable and a Final Award is deemed to be awarded pursuant to Section 6, the day the Change of Control occurs will be considered the Award Date for purposes of the Agreement. This date is sometimes referred to in the Agreement as the “Change-of-Control-determined Award Date” (as set forth in Section 14.5).

(a) Standard Change of Control Payout Calculation. Provided that Grantee is an employee of the Corporation and the Performance Units are still outstanding as of the end of the day immediately preceding the day on which the Change of Control occurs such that Grantee remains eligible for an award, Grantee’s Final Award will be determined as follows:

(i) the applicable performance measurement date will be the last day of the last full quarter completed prior to the day the Change of Control occurs, or, if the Change of Control occurs on a quarter-end date, the day the Change of Control occurs, but in no event later than December 31, 2012;

(ii) the applicable overall Performance Period will be the period beginning on April 1, 2010 and ending on the quarter-end date that is the applicable performance measurement date, and will consist of one, two or three covered periods, as the case may be, consisting of the partial covered year or years and, if any, the full covered year or years, as applicable, in that period;

(iii) the scheduled award-determination period will occur as soon as practicable after the occurrence of the Change of Control; and

(iv) a Final Award will be calculated in two parts (Part A and Part B), and the Final Award amount will be the sum of the amounts calculated for the Part A Award and the Part B Award as set forth below; provided, however, that the Part B Award is not applicable in the limited circumstance where the Change of Control occurs on or after December 31, 2012 and the Part A Award is not prorated.

Part A Award: The Part A Award amount will be the number of Share Units equal to:

(1) the “Change of Control Payout Percentage” (calculated as set forth below) of the Target Share Units, then,

(2) prorated (as defined in Section 14.34) based on the number of full quarters in the applicable overall Performance Period (i.e., in the period from April 1, 2010 through the quarter-end date that is the applicable performance measurement date specified above) unless the Change of Control occurs on or after December 31, 2012. If the Change of Control occurs on or after December 31, 2012 (and therefore the applicable overall Performance Period covers a full 2- 3/4 year period), proration will not apply.

The “Change of Control Payout Percentage” will be (a) or (b) below, as applicable, (but in no event greater than 200%):

(a) If the Change of Control occurs prior to December 31, 2012, such that the applicable overall Performance Period is less than 2 3/4 years, the Change of Control Payout Percentage will be the higher of (1) 100% and (2) the percentage that is the weighted average of the Annual Potential Payout Percentages for the one, two or three covered periods, as the case may be, consisting of the partial covered year or years and, if any, the full covered year or years, as applicable, in the overall Performance Period specified above in subsection (ii) of this Section 6.1(a), calculated in the same manner as the weighted average calculation set forth in Section 14.23 for an award determination made pursuant to Section 5 for such covered periods; and

(b) If the Change of Control occurs on or after December 31, 2012, the Change of Control Payout Percentage will be the weighted average of the Annual Potential Payout Percentages for all three covered annual performance measurement periods in the applicable overall Performance Period (i.e., for the partial year covered annual performance period from April 1, 2010 through December 31, 2010 and for the two full calendar year covered annual performance periods for 2011 and 2012), calculated in the same manner as the weighted average calculation set forth in Section 14.23 for an award determination made pursuant to Section 5 for such partial and full year covered periods.

Part B Award: The Part B Award amount will be the number of Share Units equal to:

(1)	100% of the Target Share Units, multiplied by

(2)	the fraction equal to 1.00 minus the fraction used for the proration by quarters in the calculation of the Part A Award above.

If the calculation of the Part A Award above does not include a proration factor, the Part B Award will not be applicable.

Grantee’s Final Award determined pursuant to this Section 6.1(a) will be paid to Grantee’s legal representative, as determined in good faith by the Committee, in accordance with Section 9 if Grantee dies after the Change of Control occurs but before this Final Award is paid.

(b) Death While an Employee. If Grantee died while an employee of the Corporation and a Final Award determination (either to award a specified amount or not to authorize any award) was made by the Committee pursuant to Section 5.2 prior to the Change of Control, no further or different award determination will be made pursuant to this Section 6.1.

In the event that Grantee died while an employee of the Corporation and qualified for consideration for an award pursuant to Section 4.2 but the Committee had not yet made an award determination (either to award a specified amount or not to authorize any award) with respect to Grantee at the time the Change of Control occurs such that Grantee remains eligible for an award, then the scheduled award-determination period will occur as soon as practicable after the occurrence of the Change of Control, and the amount of Grantee’s Final Award (payable to Grantee’s legal representative, as determined in good faith by the Committee, in accordance with Section 9) will be determined on the following basis, as applicable.

(1) If Grantee died in the calendar year prior to the year in which the Change of Control occurs but the Committee had not yet made an award determination (either to award a specified amount or not to authorize any award) with respect to Grantee at the time the Change of Control occurs, Grantee’s Final Award will be in the amount of the Calculated Maximum Potential Payout Amount determined in the same manner as set forth in Section 5.1(b) but with no Committee discretion to reduce the amount of the award.

(2) If Grantee died prior to but in the same calendar year as the Change of Control, Grantee’s Final Award will be in the amount of the award that would have been payable to Grantee pursuant to the calculations set forth in Section 6.1(a), but substituting a Part B Award of zero Share Units for any Part B Award amount calculated pursuant to that section, had Grantee not died but had been an employee of the Corporation as of the end of day immediately preceding the day the Change of Control occurred.

(c) Qualifying Retirement. In the event that Grantee Retired prior to the day the Change of Control occurs but Grantee has met the conditions for a qualifying Retirement termination set forth in Section 4.3 and the Performance Units have not been terminated by PNC prior to the Change of Control pursuant to Section 4.3 for Detrimental Conduct and are still outstanding as of the end of the day immediately preceding the day on which the Change of Control occurs such that Grantee remains eligible for an award, Grantee’s Final Award will be in the amount of the lesser of:

(1) the Calculated Maximum Potential Payout Amount determined in the same manner as set forth in Section 5.1(c) but with no Committee discretion to reduce the amount of the award; and

(2) the amount of the award that would have been payable to Grantee pursuant to the calculations set forth in Section 6.1(a), but substituting a Part B Award of zero Share Units for any Part B Award amount calculated pursuant to that section, had Grantee not Retired but had been an employee of the Corporation as of the end of the day immediately preceding the day the Change of Control occurred.

The scheduled award-determination period will occur as soon as practicable after the occurrence of the Change of Control.

If Grantee died while a qualified Retiree and a Final Award determination (either to award a specified amount or not to authorize any award) was made by the Committee pursuant to Section 5.2 prior to the Change of Control, no further or different award determination will be made pursuant to this Section 6.1.

If no such Final Award determination was made prior to the Change of Control, Grantee’s Final Award determined pursuant to this Section 6.1(c) will be paid to Grantee’s legal representative, as determined in good faith by the Committee, in accordance with Section 9.

(d) Qualifying Disability. In the event that Grantee became Disabled and Grantee’s employment with the Corporation terminated prior to the day the Change of Control occurs but Grantee has met the conditions for a qualifying Disability termination set forth in Section 4.4 and the Performance Units have not been terminated by PNC prior to the Change of Control pursuant to Section 4.4 for Detrimental Conduct and are still outstanding as of the end of the day immediately preceding the day on which the Change of Control occurs such that Grantee remains eligible for an award, Grantee’s Final Award will be in the amount of the award that would have been payable to Grantee pursuant to the calculations set forth in Section 6.1(a), but substituting a Part B Award of zero Share Units for any Part B Award amount calculated pursuant to that section, had Grantee still been an employee of the Corporation as of the end of the day immediately preceding the day the Change of Control occurred. The scheduled award-determination period will occur as soon as practicable after the occurrence of the Change of Control.

If Grantee died while qualified to receive an award and a Final Award determination (either to award a specified amount or not to authorize any award) was made by the Committee pursuant to Section 5.2 prior to the Change of Control, no further or different award determination will be made pursuant to this Section 6.1. If no such Final Award determination was made prior to the Change of Control, Grantee’s Final Award (payable to Grantee’s legal representative, as determined in good faith by the Committee, in accordance with Section 9) will be an award determined in accordance with Section 6.1(b) as if Grantee had died while an employee of the Corporation and prior to the Change of Control.

(e) Qualifying Termination in Anticipation of a Change of Control. In the event that Grantee’s employment with the Corporation was terminated by the Corporation prior to the Award Date and such termination was an Anticipatory Termination as defined in Section 14.4 and the Performance Units are still outstanding at the time the Change of Control occurs and Grantee remains eligible for an award pursuant to Section 4.5, Grantee will receive a Final Award on the following basis, as applicable.

(1) If the Change of Control occurs within three (3) months of Grantee’s Termination Date, Grantee will receive a Final Award on the same basis as a continuing employee of the Corporation as set forth in Section 6.1(a).

(2) If the Change of Control occurs more than three (3) months after Grantee’s Termination Date, Grantee will receive a Final Award on the same basis as a qualifying Retiree as set forth in Section 6.1(c).

If Grantee died while qualified to receive an award pursuant to Section 4.5 and a Final Award determination (either to award a specified amount or not to authorize any award) was made by the Committee pursuant to Section 5.2 prior to the Change of Control, no further or different award determination will be made pursuant to this Section 6.1. If no such Final Award determination was made prior to the Change of Control, Grantee’s Final Award (payable to Grantee’s legal representative, as determined in good faith by the Committee, in accordance with Section 9) will be in the same amount as the Final Award that would have been paid to Grantee pursuant to this Section 6.1(e) had Grantee still been alive on the Change-of-Control-determined Award Date.

6.2 No Committee Discretion. The Committee may not exercise any negative discretion pursuant to Section 5.2(b) or otherwise exercise discretion pursuant to the Agreement in any way that would serve to reduce an award deemed to be made to Grantee pursuant to this Section 6.

7.	Payment of Final Award; Termination of Any Unawarded Performance Units.

7.1	Payment of Final Award Determined by the Committee.

(a) Form of Payment. Payment of any Final Award determined by the Committee pursuant to Section 5.2 will be made in cash in an amount equal to the number of Share Units specified in the Final Award multiplied by the Fair Market Value (as defined in Section 14.21) of a share of PNC common stock on the Committee-determined Award Date or as otherwise provided pursuant to Section 8 if applicable.

(b) Timing. Determination of eligibility for an award, calculation of the maximum permitted award amount, and a decision by the Committee on whether or not to authorize an award and, if so, the size of such Final Award (the “scheduled award-determination process”) and then payment of any such Final Award will all generally occur in the first quarter of 2013 or as soon thereafter as practicable after the final data necessary for the Committee to make its award determination is available.

In general, it is expected that the Award Date will occur in 2013 and no later than the end of the second quarter of that year, and that payment of a Final Award, if any, will be made as soon as practicable after the Award Date. Except as otherwise provided below, in no event will payment be made earlier than January 1, 2013 or later than December 31, 2013, other than in unusual circumstances where a further delay thereafter would be permitted under Section 409A of the Internal Revenue Code, and if such a delay is permissible, as soon as practicable within such limits.

In the event of Grantee’s death prior to the Award Date where Grantee has satisfied all of the conditions of Section 4.2, 4.3, 4.4 or 4.5 of the Agreement and otherwise meets all applicable criteria as set forth in the Agreement for consideration for an award, (a) the scheduled award-determination process will occur at the same time and in the same manner that such process would have occurred had Grantee remained an employee of the Corporation, provided that if the death occurs prior to 2012, the scheduled award-determination process will occur in the calendar year immediately following Grantee’s death, and (b) payment of a Final Award, if any, will be made during the calendar year immediately following the year in which Grantee died if the death occurs on or prior to December 31, 2012, or in 2013 if Grantee dies in 2013, provided, that, in no event will payment occur later than December 31st of the calendar year so specified as the year for payment, other than in unusual circumstances where a further delay thereafter would be permitted under Section 409A of the Internal Revenue Code, and if such a delay is permissible, as soon as practicable within such limits.

Otherwise, in the event that Grantee is no longer employed by the Corporation but has satisfied all of the conditions of Section 4.3, 4.4 or 4.5 of the Agreement and otherwise meets all applicable criteria as set forth in the Agreement for consideration for an award, (a) the scheduled award-determination process will occur at the same time and in the same manner that such process would have occurred had Grantee remained an employee of the Corporation, generally in 2013 during the first quarter of that year, and (b) once the Committee has made its award determination, payment of a Final Award, if any, will be made as soon as practicable after the Committee-determined Award Date, provided, that, in no event will payment be made earlier than January 1, 2013 or later than December 31, 2013, other than in unusual circumstances where a further delay thereafter would be permitted under Section 409A of the Internal Revenue Code, and if such a delay is permissible, as soon as practicable within such limits.

(c) Disputes. If there is a dispute regarding payment of the Final Award, PNC will settle the undisputed portion of the award, if any, within the time frame set forth above in this Section 7.1, and will settle any remaining portion as soon as practicable after such dispute is finally resolved but in any event within the time period permitted under Section 409A of the Internal Revenue Code.

7.2 Payment of Final Award Determined by Section 6. If a Final Award is deemed to be made pursuant to Section 6 rather than determined by the Committee pursuant to Section 5.2, the Final Award is fully vested as of the date of the Change of Control. The number of Share Units in the Final Award will be calculated as of the date of the Change of Control once the final data necessary for the award determination is available, and the Final Award will be paid at the time and in the form set forth below.

(a) Timing. Payment of the Final Award will be made by PNC at the time set forth in subsection (a)(1) of this Section 7.2 unless payment at such time would be a noncompliant payment under Section 409A of the Internal Revenue Code, and otherwise, at the time set forth in subsection (a)(2) of this Section 7.2, in either case as further described below.

(1) If, under the circumstances, the Change of Control is a permissible payment event under Section 409A of the Internal Revenue Code, payment of the Final Award will be made in cash as soon as practicable after the date the Change of Control occurs and the amount of the Final Award is determinable and determined in accordance with Section 6, but in no event later than December 31st of the calendar year in which the Change of Control occurs or, if later, by the 15th day of the third calendar month following the date on which the Change of Control occurs, other than in unusual circumstances where a further delay thereafter would be permitted under Section 409A of the Internal Revenue Code, and if such a delay is permissible, as soon as practicable within such limits.

(2) If, under the circumstances, payment at the time of the Change of Control would not comply with Section 409A of the Internal Revenue Code, then payment will be made in cash as soon as practicable after January 1, 2013, but in no event later than December 31, 2013.

(b) Form of Payment. The Final Award will be paid in cash.

If, under the circumstances, the Change of Control is a permissible payment event under Section 409A of the Internal Revenue Code and payment of the Final Award is made at the time specified in Section 7.2(a)(1), then the Final Award will be in an amount equal to the base amount described below in subsection (A) of this Section 7.2(b).

If, under the circumstances, payment at the time of the Change of Control would not comply with Section 409A of the Internal Revenue Code and payment of the Final Award is made at the time specified in Section 7.2(a)(2), then the Final Award will be in an amount equal to the base amount described below in subsection (A) of this Section 7.2(b) plus the phantom investment amount described below in subsection (B) of this Section 7.2(b).

(A) The base amount will be an amount equal to the number of Share Units specified in the Final Award multiplied by the Fair Market Value (as defined in Section 14.21) of a share of PNC common stock on the date of the Change of Control or by the per share value otherwise provided pursuant to Section 8 as applicable.

(B) The phantom investment amount will be either (i) or (ii), whichever is larger: (i) interest on the base amount described in Section 7.2(b)(A) from the date of the Change of Control through the payment date at the short-term, mid-term or long-term Federal rate under Internal Revenue Code Section 1274(b)(2)(B), as applicable depending on the term until payment, compounded semi-annually; or (ii) a phantom investment amount with respect to said base amount that reflects, if positive, the performance of the PNC stock or other consideration received by a PNC common shareholder in the Change of Control transaction, with dividends reinvested in such stock, from the date of the Change of Control through the payment date. PNC may, at its option, provide other phantom investment alternatives in addition to those referenced in the preceding sentence and may permit Grantee to make a phantom investment election from among such alternatives under and in accordance with procedures established by PNC, but any such alternatives must provide for at least the two phantom investments set forth in Section 7.2(b)(B)(i) and (ii) at a minimum. The phantom investment amount will be applicable only in the event that payment at the time of the Change of Control would not comply with Section 409A of the Internal Revenue Code and thus payment is made at the time specified in Section 7.2(a)(2) rather than at the time specified in Section 7.2(a)(1).

(c) Disputes. If there is a dispute regarding payment of the Final Award, PNC will settle the undisputed portion of the award, if any, within the time frame set forth in the applicable subsection of Section 7.2(a), and will settle any remaining portion as soon as practicable after such dispute is finally resolved but in any event within the time period permitted under Section 409A of the Internal Revenue Code.

7.3 Final Award Fully Vested. The Final Award, if any, will be fully vested at the Committee-determined Award Date or as of the date of the Change of Control, as applicable. PNC will deliver any cash payable pursuant to this Section 7 to, or at the proper direction of, Grantee or Grantee’s legal representative, as determined in good faith by the Committee, at the time specified in the applicable subsection of Section 7.1 or Section 7.2, whichever is applicable.

In the event that Grantee is deceased, payment will be delivered to the executor or administrator of Grantee’s estate or to Grantee’s other legal representative, as determined in good faith by the Committee.

7.4 Termination of Any Unawarded Performance Units. Once an award determination has been made by the Committee pursuant to Section 5.2 or a Final Award is deemed to have been made by virtue of the application of Section 6, the Share-denominated incentive award opportunity represented by the Performance Units will terminate as to any portion of the Performance Units not so awarded.

Termination of all or a portion of the Performance Units pursuant to this Section 7.4, or pursuant to Section 4, if applicable, will in no way affect Grantee’s covenants or the other provisions of Sections 15 and 16.

8.	Capital Adjustments.

8.1 Except as otherwise provided in Section 8.2, if applicable, if corporate transactions such as stock dividends, stock splits, spin-offs, split-offs, recapitalizations, mergers, consolidations or reorganizations of or by PNC (“Corporate Transactions”) occur prior to the time a Final Award, if any, is paid, the Committee shall make those adjustments, if any, in the number, class or kind of the Target Share Units that it deems appropriate in its discretion to reflect Corporate Transactions such that the rights of Grantee are neither enlarged nor diminished as a result of such Corporate Transactions, including without limitation measuring the value per Share Unit of any share-denominated award authorized for payment to Grantee by reference to the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transactions.

All determinations hereunder shall be made by the Committee in its sole discretion and shall be final, binding and conclusive for all purposes on all parties, including without limitation Grantee.

8.2 Upon the occurrence of a Change of Control, (a) the number, class and kind of the Target Share Units will automatically be adjusted to reflect the same changes as are made to outstanding shares of PNC common stock generally, and (b) the value per Share Unit to be used in calculating the base amount described in Section 7.2(b) of any award that is deemed to be awarded to Grantee in accordance with Section 6 will be measured by reference to the per share value of the consideration payable to a PNC common shareholder in connection with such Corporate Transaction or Transactions if applicable.

9.	Prohibitions Against Sale, Assignment, etc.; Payment to Legal Representative.

(a) Performance Units may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered.

(b) If Grantee is deceased at the time any Final Award authorized by this Agreement is to be paid, such payment shall be made to the executor or administrator of Grantee’s estate or to Grantee’s other legal representative as determined in good faith by the Committee.

(c) Any payment made in good faith by PNC to Grantee’s executor, administrator or other legal representative shall extinguish all right to payment hereunder.

10.	Withholding Taxes; Payment Upon Inclusion Under Section 409A.

Where Grantee has not previously satisfied all applicable withholding tax obligations, PNC will, at the time the tax withholding obligation arises in connection herewith, retain an amount sufficient to satisfy the minimum amount of taxes then required to be withheld by the Corporation in connection therewith from any Final Award then payable to Grantee. If any withholding is required prior to the time amounts are payable to Grantee hereunder, the withholding will be taken from other compensation then payable to Grantee or as otherwise determined by PNC.

If Grantee desires to have an additional amount withheld above the required minimum, up to Grantee’s W-4 obligation if higher, and if PNC so permits, Grantee may elect to satisfy this additional withholding by payment of cash. If Grantee’s W-4 obligation does not exceed the required minimum withholding in connection with the Final Award, no additional withholding may be made.

It is the intention of the parties that the Performance Units and the Agreement comply with the provisions of Section 409A to the extent, if any, that such provisions are applicable to the Agreement. In the event that, notwithstanding such intention, the arrangement fails to meet the requirements of Section 409A and the regulations promulgated thereunder, then PNC may at that time permit the acceleration of the time for payment to Grantee under the Agreement notwithstanding any of the other provisions of the Agreement, but any such accelerated payment may not exceed the amount required to be included in Grantee’s income as a result of the failure to comply with the requirements of Section 409A and the regulations promulgated thereunder. For purposes of this provision, an amount will be deemed to have been included in Grantee’s income if the amount is timely reported on Form W-2 or Form 1099-MISC as appropriate.

11.	Employment.

Neither the granting of the Performance Units nor the calculation, determination and payment of any Final Award hereunder nor any term or provision of the Agreement shall constitute or be evidence of any understanding, expressed or implied, on the part of PNC or any subsidiary to employ Grantee for any period or in any way alter Grantee’s status as an employee at will.

12.	Subject to the Plan and the Committee.

In all respects the Performance Units and the Agreement are subject to the terms and conditions of the Plan, which has been made available to Grantee and is incorporated herein by reference; provided, however, the terms of the Plan shall not be considered an enlargement of any benefits under the Agreement. Further, the Performance Units and the Agreement are subject to any interpretation of, and any rules and regulations issued by, the Committee or its delegate or under the authority of the Committee, whether made or issued before or after the Grant Date.

13.	Headings; Entire Agreement.

Headings used in the Agreement are provided for reference and convenience only, shall not be considered part of the Agreement, and shall not be employed in the construction of the Agreement.

The Agreement constitutes the entire agreement between Grantee and PNC with respect to the subject matters addressed herein, and supersedes all other discussions, negotiations, correspondence, representations, understandings and agreements between the parties concerning the subject matters hereof.

14.	Certain Definitions.

Except where the context otherwise indicates, the following definitions apply for purposes of the Agreement.

14.1 “A&L Unit” means the Asset & Liability unit of PNC.

14.2 “Annual Potential Payout Calculation Schedule” or “Schedule” means the Schedule established by the Committee with respect to the Performance Units as set forth in Section 3.4 setting forth the method by which the Annual Potential Payout Percentage will be calculated for a given covered annual performance period as specified by the Agreement.

14.3 “Annual Potential Payout Percentage.”

The Annual Potential Payout Percentage for a given year is the percentage determined with respect to that year in accordance with the Annual Potential Payout Calculation Schedule on the basis of the level of financial return from investing activities achieved by the A&L Unit for the covered annual performance period applicable to that given year compared to the applicable Benchmark Performance Index. The Annual Potential Payout Percentage is rounded to the nearest one-hundredth percent.

The covered annual performance period for 2010 will consist of the partial year period beginning on April 1, 2010 and ending on December 31, 2010, or on such earlier quarter-end performance measurement date as may be specified by the Agreement if applicable. The covered annual performance period for any other given year of the overall Performance Period will consist of the full or partial year period beginning on January 1 of the given year and ending on December 31 of that year, or on such earlier quarter-end performance measurement date as may be specified by the Agreement if applicable.

14.4 “Anticipatory Termination.”

If Grantee’s employment with the Corporation is terminated by the Corporation other than for Cause (as Cause is defined in Section 14.9(a)), death or Disability prior to the date on which a Change of Control occurs, and if it is reasonably demonstrated by

Grantee that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, such a termination of employment is an “Anticipatory Termination.”

14.5 “Award Date” means: (1) the date on which the Committee makes its determination as to whether or not it will authorize an award, and if so, as to the size of the Final Award, if any, it authorizes pursuant to Section 5.2 within the permitted Calculated Maximum Potential Payout Amount determined in accordance with the Agreement (sometimes referred to as the “Committee-determined Award Date”); or (2) if a Change of Control has occurred and Grantee is deemed to have been awarded a Final Award pursuant to Section 6, the Award Date will be the date the Change of Control occurs (sometimes referred to as the “Change-of-Control-determined Award Date”).

14.6 “Benchmark Performance Index” has the meaning set forth in Section 3.3.

14.7 “Board” means the Board of Directors of PNC.

14.8 “Calculated Maximum Potential Payout Amount” means the maximum size of the award, denominated as a specified number of Share Units, that the Committee may award to Grantee based on the degree to which the specified corporate Performance Criteria have been achieved by the A&L Unit and the applicable Annual Potential Payout Calculation Schedule established by the Committee and on Grantee’s level of satisfaction, or deemed satisfaction, of the service requirements set forth in Section 4, including any limitations on the maximum potential payout amount that may apply in the circumstances (e.g., in the case of a qualifying Retirement).

14.9 “Cause.”

(a) “Cause” on or after the occurrence of a Change of Control or for purposes of the definition of an Anticipatory Termination.

If a termination of Grantee’s employment with the Corporation occurs on or within three (3) years after the occurrence of a Change of Control, then “Cause” means:

(i) the willful and continued failure of Grantee to substantially perform Grantee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Grantee by the Board or the CEO which specifically identifies the manner in which the Board or the CEO believes that Grantee has not substantially performed Grantee’s duties; or

(ii) the willful engaging by Grantee in illegal conduct or gross misconduct that is materially and demonstrably injurious to PNC or any of its subsidiaries.

For purposes of the preceding clauses (i) and (ii), no act or failure to act, on the part of Grantee, shall be considered willful unless it is done, or omitted to be done, by Grantee in bad faith and without reasonable belief that Grantee’s action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon the instructions or prior approval of the Board, the CEO, or Grantee’s superior or based upon the advice of counsel for the Corporation, shall be conclusively presumed to be done, or omitted to be done, by Grantee in good faith and in the best interests of the Corporation.

The cessation of employment of Grantee will be deemed to be a termination of Grantee’s employment with the Corporation for Cause for purposes of the Agreement only if and when there shall have been delivered to Grantee, as part of the notice of Grantee’s termination, a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board, at a Board meeting called and held for the purpose of considering such termination, finding on the basis of clear and convincing evidence that, in the good faith opinion of the Board, Grantee is guilty of conduct described in clause (i) or clause (ii) above and, in either case, specifying the particulars thereof in detail. Such resolution shall be adopted only after (1) reasonable notice of such Board meeting is provided to Grantee, together with written notice that PNC believes that Grantee is guilty of conduct described in clause (i) or clause (ii) above and, in either case, specifying the particulars thereof in detail, and (2) Grantee is given an opportunity, together with counsel, to be heard before the Board.

“Cause” shall also have the meaning set forth in this Section 14.9(a) for purposes of the definition of Anticipatory Termination in Section 14.4.

(b)	“Cause” other than as provided in subsection (a).

Except as otherwise provided in Section 14.9(a), “Cause” means:

(i) the willful and continued failure of Grantee to substantially perform Grantee’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Grantee by PNC that specifically identifies the manner in which it is believed that Grantee has not substantially performed Grantee’s duties;

(ii) a material breach by Grantee of (1) any code of conduct of PNC or any code of conduct of a subsidiary of PNC that is applicable to Grantee or (2) other written policy of PNC or other written policy of a subsidiary of PNC that is applicable to Grantee, in either case required by law or established to maintain compliance with applicable law;

(iii) any act of fraud, misappropriation, material dishonesty, or embezzlement by Grantee against PNC or any of its subsidiaries or any client or customer of PNC or any of its subsidiaries;

(iv) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or entry by Grantee into a pre-trial disposition with respect to, the commission of a felony; or

(v) entry of any order against Grantee, by any governmental body having regulatory authority with respect to the business of PNC or any of its subsidiaries, that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

The cessation of employment of Grantee will be deemed to have been a termination of Grantee’s employment with the Corporation for Cause for purposes of the Agreement only if and when the CEO or his or her designee (or, if Grantee is the CEO, the Board) determines that Grantee is guilty of conduct described in clause (i), (ii) or (iii) above or that an event described in clause (iv) or (v) above has occurred with respect to Grantee and, if so, determines that the termination of Grantee’s employment with the Corporation will be deemed to have been for Cause.

14.10 “CEO” means the chief executive officer of PNC.

14.11 “Change of Control” means:

(a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of PNC (the “Outstanding PNC Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of PNC entitled to vote generally in the election of directors (the “Outstanding PNC Voting Securities”); provided, however, that, for purposes of this Section 14.11(a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from PNC, (2) any acquisition by PNC, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by PNC or any company controlled by, controlling or under common control with PNC (an “Affiliated Company”), (4) any acquisition pursuant to an Excluded Combination (as defined in Section 14.11(c)) or (5) an acquisition of beneficial ownership representing between 20% and 40%, inclusive, of the Outstanding PNC Voting Securities or Outstanding PNC Common Stock shall not be considered a Change of Control if the Incumbent Board as of immediately prior to any such acquisition approves such acquisition either prior to or immediately after its occurrence;

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by PNC’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving PNC or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of PNC, or the acquisition of assets or stock of another entity by PNC or any of its subsidiaries (each, a “Business Combination”), excluding, however, a Business Combination following which all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns PNC or all or substantially all of PNC’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities, as the case may be (such a Business Combination, an “Excluded Combination”); or

(d) Approval by the shareholders of PNC of a complete liquidation or dissolution of PNC.

14.12 “Change of Control Coverage Period” means a period commencing on the occurrence of a Change of Control Triggering Event and ending upon the earlier to occur of (a) the date of a Change of Control Failure and (b) the date of a Change of Control.

After the termination of any Change of Control Coverage Period, another Change of Control Coverage Period will commence upon the occurrence of another Change of Control Triggering Event.

For purposes of this Agreement, “Change of Control Triggering Event” shall mean the occurrence of either of the following: (i) the Board or PNC’s shareholders approve a transaction described in subsection (c) of the definition of Change of Control contained in Section 14.11; or (ii) the commencement of a proxy contest in which any Person seeks to replace or remove a majority of the members of the Board.

For purposes of this Agreement, “Change of Control Failure” shall mean: (x) with respect to a Change of Control Triggering Event described in clause (i) of the definition above, PNC’s shareholders vote against the transaction approved by the Board or the agreement to consummate the transaction is terminated; or (y) with respect to a Change of Control Triggering Event described in clause (ii) of the definition above, the proxy contest fails to replace or remove a majority of the members of the Board.

14.13 “Change of Control Payout Percentage” has the meaning set forth in Section 6.1(a)(iv).

14.14 “Committee” means the Personnel and Compensation Committee of the Board, or such person or persons as may be designated or appointed by that committee as its delegate or designee.

14.15 “Competitive Activity” means any participation in, employment by, ownership of any equity interest exceeding one percent (1%) in, or promotion or organization of, any Person other than PNC or any of its subsidiaries (a) engaged in business activities similar to some or all of the business activities of PNC or any subsidiary as of Grantee’s Termination Date or (b) engaged in business activities which Grantee knows PNC or any subsidiary intends to enter within the first twelve (12) months after Grantee’s Termination Date or, if later and if applicable, after the date specified in clause (ii) of Section 14.19(a), in either case whether Grantee is acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

14.16 “Consolidated Subsidiary” means a corporation, bank, partnership, business trust, limited liability company or other form of business organization that (1) is a consolidated subsidiary of PNC under generally accepted accounting principles and (2) satisfies the definition of “service recipient” under Section 409A.

14.17 “Corporation” means PNC and its Consolidated Subsidiaries.

14.18 “Covered annual performance period” or “covered annual performance measurement period” or “covered performance period” or “covered period” with respect to a given year means the full year or portion of the year specified in the Agreement as the period for which A&L Unit performance is to be measured for purposes of determining an Annual Potential Payout Percentage for that given year. The covered annual performance period with respect to a given year may be the full calendar year, the portion of the calendar year from January 1 through the quarter-end date specified by the Agreement, or, in the case of 2010, the portion of the calendar year from April 1 through December 31 of that year or through an earlier quarter-end date as specified by the Agreement.

14.19 “Detrimental Conduct” means:

(a) Grantee has engaged, without the prior written consent of PNC (with consent to be given at PNC’s sole discretion), in any Competitive Activity in the continental United States at any time during the period commencing on Grantee’s Termination Date and extending through (and including) the first (1st) anniversary of the later of (i) Grantee’s Termination Date and, if different, (ii) the first date after Grantee’s Termination Date as of which Grantee ceases to have a service relationship with the Corporation;

(b) any act of fraud, misappropriation, or embezzlement by Grantee against PNC or one of its subsidiaries or any client or customer of PNC or one of its subsidiaries; or

(c) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or any entry by Grantee into a pre-trial disposition with respect to, the commission of a felony that relates to or arises out of Grantee’s employment or other service relationship with the Corporation.

Grantee will be deemed to have engaged in Detrimental Conduct for purposes of the Agreement only if and when the Committee or its delegate (if Grantee was an “executive officer” of PNC as defined in SEC Regulation S-K when he ceased to be an employee of the Corporation) or the CEO (if Grantee was not such an executive officer) determines that Grantee has engaged in conduct described in clause (a) or clause (b) above or that an event described in clause (c) above has occurred with respect to Grantee and, if so, determines that Grantee will be deemed to have engaged in Detrimental Conduct.

14.20 “Disabled” or “Disability” means, except as may otherwise be required by Section 409A, that Grantee either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving (and has received for at least three months) income replacement benefits under any Corporation-sponsored disability benefit plan. If Grantee has been determined to be eligible for Social Security disability benefits, Grantee shall be presumed to be Disabled as defined herein.

14.21 “Fair Market Value” as it relates to a share of PNC common stock as of any given date means the average of the reported high and low trading prices on the New York Stock Exchange (or such successor reporting system as PNC may select) for a share of PNC common stock on such date, or, if no PNC common stock trades have been reported on such exchange for that day, the average of such prices on the next preceding day and the next following day for which there were reported trades.

14.22 “Final Award” means the amount, if any, (a) awarded to Grantee by the Committee in accordance with Section 5.2, or (b) deemed to be awarded to Grantee pursuant to Section 6. The Final Award will be denominated as a specified number of awarded Share Units and will be payable in cash in accordance with Section 7.

14.23 “Final Potential Payout Percentage.”

Section 5 Final Award Determination: Where a Final Award determination is made pursuant to the applicable subsections of Section 5, the term “Final Potential Payout Percentage” will be the percentage that is the weighted average (but in no event greater than 200%) of the Annual Potential Payout Percentages for all of the covered annual performance measurement periods in the applicable overall Performance Period, including those covered periods consisting of a partial year and those, if any, consisting of a full year (but in no event more than three covered periods in all).

Such weighted average will be calculated as follows:

(1) the sum of one, two or three amounts, as the case may be, for the one, two or three covered periods, as applicable, in the overall Performance Period specified in the Agreement, where the amount for a given covered period is calculated by the applicable subsection below:

(i) for the 2010 covered annual performance period, the amount will be the product of (a) the Annual Potential Payout Percentage for the 2010 covered period and (b) the number of full completed quarters, if any, in such covered period;

(ii) for any other applicable partial year covered annual performance period in the overall Performance Period, if any, the amount will be the product of (a) the Annual Potential Payout Percentage for that partial year covered period and (b) the number of full completed quarters, if any, in such covered period;

(iii) for any applicable full year covered annual performance period in the overall Performance Period, if any, the amount will be the product of (a) the Annual Potential Payout Percentage for such full year covered period and (b) four (for the four full completed quarters in any such covered period);

divided by

(2) the total number of quarters in the applicable overall Performance Period.

If all of the Annual Potential Payout Percentages are 0%, then the Final Potential Payout Percentage will be 0%.

Section 6 Final Award Calculation: Where a Final Award is deemed to be awarded pursuant to Section 6 by reason of the occurrence of a Change of Control, the Final Award payout calculation will be as set forth in the applicable subsection of Section 6.

14.24 “GAAP” or “generally accepted accounting principles” means accounting principles generally accepted in the United States of America.

14.25 “Grant Date” means the Grant Date set forth on page 1 of the Agreement and is the date as of which the Performance Units are authorized to be granted by the Committee in accordance with the Plan.

14.26 “Grantee” means the person to whom the Performance Units are granted and is identified as Grantee on page 1 of the Agreement.

14.27 “Internal Revenue Code” means the Internal Revenue Code of 1986 as amended, and the rules and regulations promulgated thereunder.

14.28 “Performance Criteria” means the corporate performance standards established by the Committee as the performance criteria for the Performance Units as set forth in Section 3.

14.29 “Performance measurement date” has the meaning set forth in Section 5.1 or Section 6.1, as applicable, and refers to the last day of the applicable overall performance measurement period.

14.30 “Performance Period” has the meaning set forth in Section 3.2 and refers to the period during which corporate performance will be measured against the performance standards established by the Committee in accordance with the Agreement.

14.31 “Performance Units” or “2010 Performance Units” means the Share-denominated incentive award opportunity performance units granted to Grantee in accordance with Article 10.3 of the Plan and evidenced by the Agreement.

14.32 “Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan as amended from time to time.

14.33 “PNC” means The PNC Financial Services Group, Inc.

14.34 “Prorate” or “Prorated” means multiplying by a fraction, sometimes referred to as the “proration factor,” not to exceed 1 and determined as follows.

Where the Agreement specifies “prorating” or “prorating by quarters,” the proration factor is the fraction equal to (a) the number of full quarters in the applicable overall Performance Period, (b) divided by eleven, which is the number of quarters in the full 2 3/4 year period from April 1, 2010 through December 31, 2012.

14.35 “Retiree.” Grantee is sometimes referred to as a “Retiree” if Grantee Retires, as defined in Section 14.36.

14.36 “Retires” or “Retirement.” Grantee “Retires” if his employment with the Corporation terminates at any time and for any reason (other than termination by reason of Grantee’s death or by the Corporation for Cause and, if the Committee or the CEO so

determines prior to such divestiture, other than by reason of termination in connection with a divestiture of assets or a divestiture of one or more subsidiaries of the Corporation) on or after the first date on which Grantee has both attained at least age fifty-five (55) and completed five (5) years of service, where a year of service is determined in the same manner as the determination of a year of vesting service calculated under the provisions of The PNC Financial Services Group, Inc. Pension Plan. If Grantee “Retires” as defined herein, the termination of Grantee’s employment with the Corporation is sometimes referred to as “Retirement.”

14.37 “Schedule” is defined in Section 14.2.

14.38 “SEC” means the United States Securities and Exchange Commission.

14.39 “Section 409A” means Section 409A of the Internal Revenue Code.

14.40 “Service relationship” or “having a service relationship with the Corporation” means being engaged by the Corporation in any capacity for which Grantee receives compensation from the Corporation, including but not limited to acting for compensation as an employee, consultant, independent contractor, officer, director or advisory director.

14.41 “Share” means a share of PNC common stock.

14.42 “Target Share Units” means the number of Share Units specified on page 1 of the Agreement as Target Share Units, subject to capital adjustments pursuant to Section 8 if any.

14.43 “Termination Date” means Grantee’s last date of employment with the Corporation. If Grantee is employed by a Consolidated Subsidiary that ceases to be a subsidiary of PNC or ceases to be a consolidated subsidiary of PNC under generally accepted accounting principles and Grantee does not continue to be employed by PNC or a Consolidated Subsidiary, then for purposes of the Agreement, Grantee’s employment with the Corporation terminates effective at the time this occurs.

15.	Grantee Covenants.

15.1 General. Grantee and PNC acknowledge and agree that Grantee has received adequate consideration with respect to enforcement of the provisions of Sections 15 and 16 by virtue of receiving the Performance Units (regardless of whether a Final Award is ultimately determined and paid or of the size of such Final Award, if any); that such provisions are reasonable and properly required for the adequate protection of the business of PNC and its subsidiaries; and that enforcement of such provisions will not prevent Grantee from earning a living.

15.2 Non-Solicitation; No-Hire. Grantee agrees to comply with the provisions of subsections (a) and (b) of this Section 15.2 while employed by the Corporation and for a period of one year after Grantee’s Termination Date regardless of the reason for such termination of employment.

(a) Non-Solicitation. Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, solicit, call on, do business with, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any Person that Grantee should reasonably know (i) is a customer of PNC or any subsidiary for which PNC or any subsidiary provides any services as of the Termination Date, or (ii) was a customer of PNC or any subsidiary for which PNC or any subsidiary provided any services at any time during the twelve (12) months preceding the Termination Date, or (iii) was, as of the Termination Date, considering retention of PNC or any subsidiary to provide any services.

(b) No-Hire. Grantee shall not, directly or indirectly, either for Grantee’s own benefit or purpose or for the benefit or purpose of any Person other than PNC or any of its subsidiaries, employ or offer to employ, call on, or actively interfere with PNC’s or any subsidiary’s relationship with, or attempt to divert or entice away, any employee of PNC or any of its subsidiaries, nor shall Grantee assist any other Person in such activities.

Notwithstanding the above, if Grantee’s employment with the Corporation is terminated by the Corporation and such termination is an Anticipatory Termination, then commencing immediately after such Termination Date, the provisions of subsections (a) and (b) of this Section 15.2 shall no longer apply and will be replaced with the following subsection (c):

(c) No-Hire. Grantee agrees that Grantee shall not, for a period of one year after the Termination Date, employ or offer to employ, solicit, actively interfere with PNC’s or any PNC affiliate’s relationship with, or attempt to divert or entice away, any officer of PNC or any PNC affiliate.

15.3 Confidentiality. During Grantee’s employment with the Corporation, and thereafter regardless of the reason for termination of such employment, Grantee will not disclose or use in any way any confidential business or technical information or trade secret acquired in the course of such employment, all of which is the exclusive and valuable property of the Corporation whether or not conceived of or prepared by Grantee, other than (a) information generally known in the Corporation’s industry or acquired from public sources, (b) as required in the course of employment by the Corporation, (c) as required by any court, supervisory authority, administrative agency or applicable law, or (d) with the prior written consent of PNC.

15.4 Ownership of Inventions. Grantee shall promptly and fully disclose to PNC any and all inventions, discoveries, improvements, ideas or other works of inventorship or authorship, whether or not patentable, that have been or will be conceived and/or reduced to practice by Grantee during the term of Grantee’s employment with the Corporation, whether alone or with others, and that are (a) related directly or indirectly to the business or activities of PNC or any of its subsidiaries or (b) developed with the use of any time, material, facilities or other resources of PNC or any subsidiary (“Developments”). Grantee agrees to assign and hereby does assign to PNC or its designee all of Grantee’s right, title and interest, including copyrights and patent rights, in and to all Developments. Grantee shall perform all actions and execute all instruments that PNC or any subsidiary shall deem necessary to protect or record PNC’s or its designee’s interests in the Developments. The obligations of this Section 15.4 shall be performed by Grantee without further compensation and will continue beyond Grantee’s Termination Date.

16.	Enforcement Provisions.

Grantee understands and agrees to the following provisions regarding enforcement of the Agreement.

16.1 Governing Law and Jurisdiction. The Agreement is governed by and construed under the laws of the Commonwealth of Pennsylvania, without reference to its conflict of laws provisions. Any dispute or claim arising out of or relating to the Agreement or claim of breach hereof shall be brought exclusively in the federal court for the Western District of Pennsylvania or in the Court of Common Pleas of Allegheny County, Pennsylvania. By execution of the Agreement, Grantee and PNC hereby consent to the exclusive jurisdiction of such courts, and waive any right to challenge jurisdiction or venue in such courts with regard to any suit, action, or proceeding under or in connection with the Agreement.

16.2 Equitable Remedies. A breach of the provisions of any of Sections 15.2, 15.3 or 15.4 will cause the Corporation irreparable harm, and the Corporation will therefore be entitled to issuance of immediate, as well as permanent, injunctive relief restraining Grantee, and each and every person and entity acting in concert or participating with Grantee, from initiation and/or continuation of such breach.

16.3 Tolling Period. If it becomes necessary or desirable for the Corporation to seek compliance with the provisions of Section 15.2 by legal proceedings, the period during which Grantee shall comply with said provisions will extend for a period of twelve (12) months from the date the Corporation institutes legal proceedings for injunctive or other relief.

16.4 No Waiver. Failure of PNC to demand strict compliance with any of the terms, covenants or conditions of the Agreement will not be deemed a waiver of such term, covenant or condition, nor will any waiver or relinquishment of any such term, covenant or condition on any occasion or on multiple occasions be deemed a waiver or relinquishment of such term, covenant or condition.

16.5 Severability. The restrictions and obligations imposed by Sections 15.2, 15.3, 15.4, 16.1 and 16.7 are separate and severable, and it is the intent of Grantee and PNC that if any restriction or obligation imposed by any of these provisions is deemed by a court of competent jurisdiction to be void for any reason whatsoever, the remaining provisions, restrictions and obligations will remain valid and binding upon Grantee.

16.6 Reform. In the event any of Sections 15.2, 15.3 and 15.4 are determined by a court of competent jurisdiction to be unenforceable because unreasonable either as to length of time or area to which said restriction applies, it is the intent of Grantee and PNC that said court reduce and reform the provisions thereof so as to apply the greatest limitations considered enforceable by the court.

16.7 Waiver of Jury Trial. Each of Grantee and PNC hereby waives any right to trial by jury with regard to any suit, action or proceeding under or in connection with any of Sections 15.2, 15.3 and 15.4.

16.8 Applicable Law. Notwithstanding anything in the Agreement, PNC will not be required to comply with any term, covenant or condition of the Agreement if and to the extent prohibited by law, including but not limited to federal banking and securities regulations, or as otherwise directed by one or more regulatory agencies having jurisdiction over PNC or any of its subsidiaries. Further, to the extent, if any, applicable to Grantee, Grantee agrees to reimburse PNC for any amounts Grantee may be required to reimburse PNC or its subsidiaries pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, and agrees that PNC need not comply with any term, covenant or condition of the Agreement to the extent that doing so would require that Grantee reimburse PNC or its subsidiaries for such amounts pursuant to Section 304 of the Sarbanes-Oxley Act of 2002.

16.9. Compliance with Internal Revenue Code Section 409A. It is the intention of the parties that the Performance Units and the Agreement comply with the provisions of Section 409A to the extent, if any, that such provisions are applicable to the Agreement, and the Agreement will be administered by PNC in a manner consistent with this intent.

If any payments or benefits hereunder may be deemed to constitute nonconforming deferred compensation subject to taxation under the provisions of Section 409A, Grantee agrees that PNC may, without the consent of Grantee, modify the Agreement to the extent and in the manner PNC deems necessary or advisable or take such other action or actions, including an amendment or action with retroactive effect, that PNC deems appropriate in order either to preclude any such payments or benefits from being deemed “deferred compensation” within the meaning of Section 409A or to provide such payments or benefits in a manner that complies with the provisions of Section 409A such that they will not be taxable thereunder.

17.	Acceptance of Performance Units; PNC Right to Cancel; Effectiveness of Agreement.

If Grantee does not accept the Performance Units by executing and delivering a copy of the Agreement to PNC, without altering or changing the terms thereof in any way, within thirty (30) days of receipt by Grantee of a copy of the Agreement, PNC may, in its sole discretion, withdraw its offer and cancel the Performance Units at any time prior to Grantee’s delivery to PNC of a copy of the Agreement executed by Grantee. Otherwise, upon execution and delivery of the Agreement by both PNC and Grantee, the Agreement is effective as of the Grant Date.

IN WITNESS WHEREOF, PNC has caused the Agreement to be signed on its behalf as of the Grant Date.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:

Chairman and Chief Executive Officer

ATTEST:

By:

Corporate Secretary

ACCEPTED AND AGREED TO by GRANTEE

Grantee

SCHEDULE

* * *

ANNUAL POTENTIAL PAYOUT CALCULATION SCHEDULE

FOR

2010 PERFORMANCE UNITS

Final Award determination pursuant to Section 5 of the 2010 Performance Units Agreement (the “Agreement”) requires the calculation of the Final Potential Payout Percentage and the Calculated Maximum Potential Payout Amount, each as defined in the Agreement. Final Award calculation pursuant to Section 6 of the Agreement, if applicable, requires the calculation of the Change of Control Payout Percentage and the calculated final award as set forth in that section of the Agreement.

Those calculations, in turn, take into account the levels of investment performance achieved by the A&L Unit with respect to the Performance Criteria, as measured annually and expressed as the Annual Potential Payout Percentages for the applicable covered annual performance measurement periods (which may be full or partial year periods as required by the Agreement) in the applicable overall Performance Period.

Unless and until amended prospectively by the Committee, this Schedule will be applied in order to determine an Annual Potential Payout Percentage for each of the applicable covered annual performance measurement periods in the applicable overall Performance Period.

Section 3 of the Agreement sets forth the Performance Criteria, the applicable covered performance periods and Benchmark Performance Index for such periods, and measurement of the specified A&L Unit investment performance with respect to the Performance Criteria for such periods.

Once this A&L Unit investment performance has been measured for the covered period of a given year and performance with respect to the Performance Criteria for that period has been calculated and expressed in basis points, this Schedule uses the table that follows and interpolation to generate an Annual Potential Payout Percentage (ranging from 0% up through 200%) for that given year based on such covered period performance.

Percentages are interpolated for performance between the points indicated on the table and are rounded to the nearest one-hundredth percent (e.g., 0.00%, with 0.005% being rounded upward to 0.01%). In no event will an Annual Potential Payout Percentage be greater than 200% or less than 0%.

The table used for this Schedule, as established by the Committee at the time it authorized the 2010 Performance Units, follows.

Measured A&L Unit Investment Performance Relative to Benchmark Performance Index (in basis points)	Annual Potential Payout Percentage
+40 basis points or higher	200%
+20 basis points	150%
0 basis points (at benchmark) to -25 basis points	100%
-35 basis points	40%
-40 basis points or below	0%

Committee Negative Discretion. Once the annual potential payout percentage for A&L Unit investment performance achieved for the given full year or partial-year covered annual performance period with respect to the Performance Criteria has been determined using the table above, including interpolation where required, the Committee may decide, in its discretion, to reduce that percentage (as long as such decision is not made during a Change of Control Coverage Period, as defined in the Agreement, or after the occurrence of a Change of Control) but may not increase it.